AGREEMENT AND

                                 PLAN OF MERGER



                                       BY

                                       AND

                                      AMONG


                                   HUBCO, INC.

                                       AND

                                MSB BANCORP, INC.

                                       AND

                                    MSB BANK









                            DATED: DECEMBER 15, 1997


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                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----


ARTICLE I - THE MERGER........................................................1

1.1 THE MERGER................................................................1
1.2 EFFECT OF THE MERGER......................................................1
1.3 CERTIFICATE OF INCORPORATION..............................................2
1.4 BY-LAWS...................................................................2
1.5 DIRECTORS AND OFFICERS....................................................2
1.6  CLOSING DATE, CLOSING AND EFFECTIVE TIME.................................2
1.7 THE BANK MERGER...........................................................3

ARTICLE II - CONVERSION OF MSB SHARES, OPTIONS AND WARRANTS...................3

2.1 CONVERSION OF MSB STOCK...................................................3
2.2 EXCHANGE OF CERTIFICATES..................................................5
2.3 STOCK TRANSFER BOOKS......................................................8
2.4 DISSENTING SHARES.........................................................8
2.5 MSB STOCK OPTIONS.........................................................8
2.6 MSB PREFERRED SHARE PURCHASE RIGHTS.......................................9

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF MSB...........................9

3.1 CORPORATE ORGANIZATION....................................................9
3.2 CAPITALIZATION...........................................................10
3.3 AUTHORITY; NO VIOLATION..................................................11
3.4 FINANCIAL STATEMENTS.....................................................12
3.5 BROKER'S AND OTHER FEES..................................................13
3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS.....................................13
3.7 LEGAL PROCEEDINGS........................................................14
3.8 TAXES AND TAX RETURNS....................................................14
3.9 EMPLOYEE, DIRECTOR AND OFFICER BENEFIT PLANS.............................14
3.10 REPORTS.................................................................17
3.11 MSB AND BANK INFORMATION................................................18
3.12 COMPLIANCE WITH APPLICABLE LAW..........................................18
3.13 CERTAIN CONTRACTS.......................................................18
3.14 PROPERTIES AND INSURANCE................................................19
3.15 MINUTE BOOKS............................................................20
3.16 ENVIRONMENTAL MATTERS...................................................20
3.17 RESERVES................................................................21
3.18 NO PARACHUTE PAYMENTS...................................................21
3.19 AGREEMENTS WITH BANK REGULATORS.........................................21
3.20 DISCLOSURE..............................................................21

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF HUBCO.........................21

4.1 CORPORATE ORGANIZATION...................................................22
4.2 CAPITALIZATION...........................................................22
4.3 AUTHORITY; NO VIOLATION..................................................23
4.4 FINANCIAL STATEMENTS.....................................................24
4.5 BROKER'S AND OTHER FEES..................................................25
4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS.....................................25
4.7 LEGAL PROCEEDINGS........................................................25

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4.8 TAX RETURNS..............................................................25
4.9 EMPLOYEE BENEFIT PLANS...................................................26
4.10 REPORTS.................................................................27
4.11 HUBCO INFORMATION.......................................................27
4.12 COMPLIANCE WITH APPLICABLE LAW..........................................27
4.13 CONTRACTS...............................................................28
4.14 PROPERTIES AND INSURANCE................................................28
4.15 FUNDING AND CAPITAL ADEQUACY............................................28
4.16 ENVIRONMENTAL MATTERS...................................................28
4.17 RESERVES................................................................29
4.18 HUBCO STOCK.............................................................29
4.19. AGREEMENTS WITH BANK REGULATORS........................................29
4.20 MINUTE BOOKS............................................................30
4.21. DISCLOSURE.............................................................30

ARTICLE V - COVENANTS OF THE PARTIES.........................................30

5.1 CONDUCT OF THE BUSINESS OF MSB...........................................30
5.2 NEGATIVE COVENANTS.......................................................30
5.3 NO SOLICITATION..........................................................32
5.4 CURRENT INFORMATION......................................................32
5.5 ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY........................32
5.6 REGULATORY MATTERS.......................................................33
5.7 APPROVAL OF STOCKHOLDERS.................................................35
5.8 FURTHER ASSURANCES.......................................................35
5.9 PUBLIC ANNOUNCEMENTS.....................................................36
5.10 FAILURE TO FULFILL CONDITIONS...........................................36
5.11 EMPLOYEE MATTERS........................................................37
5.12 DISCLOSURE SUPPLEMENTS..................................................38
5.13 TRANSACTION EXPENSES OF MSB AND HUBCO...................................38
5.14 INDEMNIFICATION.........................................................38
5.15 BANK POLICIES AND BANK MERGER...........................................40
5.16 COMPLIANCE WITH ANTITRUST LAWS..........................................41
5.17 POOLING AND TAX-FREE REORGANIZATION TREATMENT...........................41
5.18  COMFORT LETTERS........................................................41
5.19  AFFILIATES.............................................................42
5.20   APPOINTMENTS..........................................................42
5.21   DIRECTOR RETIREMENT PROGRAM...........................................42

ARTICLE VI - CLOSING CONDITIONS..............................................43

6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT..............43
6.2 CONDITIONS TO THE OBLIGATIONS OF HUBCO UNDER THIS AGREEMENT..............44
6.3 CONDITIONS TO THE OBLIGATIONS OF MSB UNDER THIS AGREEMENT................45

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER..............................46

7.1 TERMINATION..............................................................46
7.2 EFFECT OF TERMINATION....................................................48
7.3. AMENDMENT...............................................................48
7.4. EXTENSION; WAIVER.......................................................48

ARTICLE VIII - MISCELLANEOUS.................................................48

8.1. EXPENSES................................................................48
8.2 SURVIVAL.................................................................48

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8.3 NOTICES..................................................................48
8.4 PARTIES IN INTEREST; ASSIGNABILITY.......................................49
8.5 ENTIRE AGREEMENT.........................................................49
8.6 COUNTERPARTS.............................................................50
8.7 GOVERNING LAW............................................................50
8.8 DESCRIPTIVE HEADINGS.....................................................50
8.9 KNOWLEDGE................................................................50

EXHIBITS

2.1(a) - TERMS OF NEW HUBCO PREFERRED STOCK
5.19-1 - FORM OF MSB AFFILIATE LETTER
5.19-2 - FORM OF AFFILIATE LETTER FOR HUBCO AFFILIATES

                          AGREEMENT AND PLAN OF MERGER



                  THIS AGREEMENT AND PLAN OF MERGER, dated December 15, 1997 (this "AGREEMENT"), is among HUBCO, Inc. ("HUBCO"), a New Jersey corporation and registered bank holding company, MSB Bancorp, Inc., a Delaware corporation ("MSB") and registered savings and loan holding company, and MSB Bank, a federally chartered savings bank wholly owned by MSB ("BANK").

                  WHEREAS, the respective Boards of Directors of HUBCO and MSB have each determined that it is in the best interests of HUBCO and MSB and their respective stockholders for HUBCO to acquire MSB by (i) merging MSB with and into HUBCO with HUBCO surviving and MSB shareholders receiving the consideration hereinafter set forth, and (ii) in HUBCO's discretion, simultaneously with the merger of MSB into HUBCO, by merging Bank with a New York bank or thrift subsidiary of HUBCO; and

                  WHEREAS, as a condition for HUBCO to enter into this Agreement, HUBCO has required that it receive an option on certain authorized but unissued shares of MSB Common Stock (as hereinafter defined) and, simultaneously with the execution of this Agreement, MSB is issuing an option to HUBCO to purchase 600,000 shares of the authorized and unissued MSB Common Stock at an option price of $29.00 per share, subject to adjustment and subject to the terms and conditions set forth in the agreement governing such option (the "HUBCO Option"); and

                  WHEREAS, the respective Boards of Directors of MSB, HUBCO and Bank have each duly adopted and approved this Agreement and the Board of Directors of MSB has directed that it be submitted to MSB's shareholders for approval;

                  NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

                             ARTICLE I - THE MERGER

                  1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), MSB shall be merged with and into HUBCO (the "MERGER") in accordance the Delaware General Corporation Law (the "DGCL") and the New Jersey Business Corporation Act (the "NJBCA") and HUBCO shall be the surviving corporation (the "SURVIVING CORPORATION").

                  1.2 EFFECT OF THE MERGER. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of HUBCO and MSB and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of

HUBCO and MSB shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of HUBCO and MSB and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of HUBCO or MSB in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of HUBCO or MSB is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had occurred; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of HUBCO or MSB if the Merger had not occurred.

                  1.3 CERTIFICATE OF INCORPORATION. As of the Effective Time, the certificate of incorporation of HUBCO shall be amended to fix the prefErences, limitations and relative rights of the series of HUBCO Preferred Stock the shares of which are to be issued in the Merger pursuant to Article II hereof. On or prior to the Effective Time, HUBCO shall deliver to the Secretary of State of the State of New Jersey for filing, pursuant to Section 7-2 of the NJBCA, a certificate of amendment, in form mutually acceptable to HUBCO and MSB (the "CERTIFICATE OF AMENDMENT"), giving effect to the foregoing and containing any other provisions with respect to the aforementioned series of HUBCO Preferred Stock necessary to permit consummation of the Merger in accordance with the terms of this Agreement. The certificate of incorporation of HUBCO, as so amended, at the Effective Time shall be the certificate of incorporation of the Surviving Corporation and shall not otherwise be amended by this Agreement or the Merger but thereafter may be amended as provided by law.

                  1.4 BY-LAWS. As of the Effective Time, the By-laws of HUBCO shall be the By-laws of the Surviving Corporation until otherwise amended as provided by law.

                  1.5 DIRECTORS AND OFFICERS. As of the Effective Time, the directors of the Surviving Corporation shall be the directors of HUBCO (including the one director appointed pursuant to Section 6.3(f) hereof). As of the Effective Time, the officers of the Surviving Corporation shall be the officers of HUBCO.

                  1.6 CLOSING DATE, CLOSING AND EFFECTIVE TIME. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m., at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey, on a date determined by HUBCO on at least five business days notice (the "CLOSING NOTICE") given to MSB, which date (the "CLOSING Date") shall be not less than seven nor more than 10 business days following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in

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Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing). In the Closing Notice, HUBCO shall specify the "DETERMINATION DATE" for purposes of determining the Median Pre-Closing Price (as hereinafter defined), which date is the date on which the parties receive the last approval or waiver from a federal bank regulatory agency necessary to permit consummation of the Merger. Simultaneous with or immediately following the Closing, HUBCO and MSB shall cause to be filed certificates of merger, in form and substance satisfactory to HUBCO and MSB, with the Secretary of State of the State of New Jersey (the "NEW JERSEY CERTIFICATE OF MERGER") and with the Secretary of State of the State of Delaware (the "DELAWARE CERTIFICATE OF MERGER"). The New Jersey Certificate of Merger and the Delaware Certificate of Merger shall specify as the "EFFECTIVE TIME" of the Merger a date and time following the Closing agreed to by HUBCO and MSB (which date and time the parties currently anticipate will be the close of business on the Closing Date). In the event the parties fail to specify the date and time in the merger certificates, the Merger shall become effective upon (and the "EFFECTIVE TIME" shall be) the later of the filing of the New Jersey Certificate of Merger and the Delaware Certificate of Merger.

                  1.7 THE BANK MERGER. At HUBCO's option, at the Effective Time, and simultaneously with the Merger, Bank shall be merged (the "BANK MERGER") with HUBCO's principal New York bank or thrift subsidiary (the "NEW YORK BANK") or with another subsidiary of HUBCO, if HUBCO has no New York bank subsidiary at the Effective Time, in accordance with the provisions of the Banking Law of New York and/or the Home Owners' Loan Act of 1933 ("HOLA") and the regulations of the Office of Thrift Supervision ("OTS") thereunder, and/or the provisions of the National Bank Act and the regulations of the Office of the Comptroller of the Currency (the "OCC") thereunder. If the Bank Merger is consummated, the directors of the surviving bank (the "SURVIVING BANK") (or if the Bank Merger is not consummated, the directors of Bank at the Effective Time) shall include all current directors of the Bank in accordance with Section 5.20 hereof. At HUBCO's option, at any time following the execution of this Agreement, Bank shall, and HUBCO shall cause the New York Bank to, execute and deliver a merger agreement, in form and substance reasonably satisfactory to the parties hereto (the "BANK MERGER AGREEMENT") for delivery to the New York Superintendent of Banking (the "NEW YORK SUPERINTENDENT"), the Federal Deposit Insurance Corporation (the "FDIC"), the OTS and/or the OCC, as appropriate, for approval of the Bank Merger, subject to consummation of the Merger. The Bank Merger Agreement shall contain provisions whereby the surviving entity (if not Bank) shall expressly assume Bank's liquidation account and its obligations related thereto.

           ARTICLE II - CONVERSION OF MSB SHARES, OPTIONS AND WARRANTS

                  2.1 CONVERSION OF MSB STOCK. Each share of common stock, $.01 par value, of MSB ("MSB COMMON STOCK"), issued and outstanding immediately prior to the Effective Time, and each share of 8.75% Cumulative Convertible Preferred Stock, Series A, $.01 par value, of MSB ("MSB PREFERRED STOCK" and, together with the MSB Common Stock, "MSB STOCK"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined in

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Section 2.4) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted as follows:

                           (a) EXCHANGE OF COMMON STOCK;  EXCHANGE RATIO; MEDIAN
PRE-CLOSING PRICE; EXCHANGE OF PREFERRED STOCK. Subject to the provisions of this Section 2.1, each share of MSB Common Stock issued and outstanding immediately prior to the Effective Time (excluding any treasury shares and shares to be cancelled pursuant to Section 2.1(d) hereof) shall be converted at the Effective Time into the right to receive the number of shares of Common Stock, no par value, of HUBCO ("HUBCO COMMON STOCK") equal to the exchange ratio (the "EXCHANGE RATIO") determined as follows:

                                    (i) If  the  Median  Pre-Closing  Price  (as
hereinafter defined) is not greater than $37.13 and not less than $34.97, the Exchange Ratio shall be the number determined by dividing $36.02 by the Median Pre-Closing Price;

                                    (ii) If the Median Pre-Closing Price is
greater than $37.13, the Exchange Ratio shall be 0.97; and

                                    (iii) If the Median Pre-Closing Price is
less than $34.97, the Exchange Ratio shall be 1.03; PROVIDED, HOWEVER, that if the Median Pre-Closing Price is less than $27.00, MSB shall have the right, exercisable only until 11:59 p.m. on the third business day following receipt by MSB of the Closing Notice, to terminate this Agreement by giving HUBCO notice of such termination, referring to this Section 2.1, and this Agreement shall be terminated pursuant to such notice, subject to Section 7.1, effective as of 11:59 p.m. on the third business day following receipt of such notice by HUBCO, PROVIDED, FURTHER, that if HUBCO sends notice to MSB prior to 11:59 p.m. on the third business day following receipt of such termination notice agreeing that the Exchange Ratio shall be equal to the quotient obtained by dividing $27.81 (I.E., 1.03 multiplied by $27.00) by the Median Pre-Closing Price, then the notice of termination shall be voided.

                           The  "MEDIAN  PRE-CLOSING  PRICE"  shall be
determined by taking the price half-way between the Closing Prices left after discarding the 4 lowest and 4 highest Closing Prices in the 10 consecutive trading day period which ends on (and includes) the Determination Date. The "CLOSING PRICE" shall mean the closing price of HUBCO Common Stock as supplied by the NASDAQ Stock Market and published in THE WALL STREET JOURNAL. A "TRADING DAY" shall mean a day for which a Closing Price is so supplied and published. (The NASDAQ Stock Market, or such other national securities exchange on which HUBCO Common Stock may be traded after the date hereof, is referred to herein as "NASDAQ")

                           Subject  to the  provisions  of this  Section  2.1,
each share of MSB Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any treasury shares, shares held by HUBCO and Dissenting Shares) shall be converted at the Effective Time into the right to receive one share of a newly created series of HUBCO Preferred Stock ("NEW HUBCO

PREFERRED STOCK" and, together with the HUBCO Common Stock, the "HUBCO STOCK") having terms (to be set forth in the Certificate of Amendment) substantially identical to those of the MSB Preferred Stock as they exist immediately prior to the Effective Time, adjusted to reflect the economic consequences of the conversion of MSB Common Stock into HUBCO Common Stock at the Exchange Ratio. Such terms are set forth on EXHIBIT 2.1(A) hereto.

                           (b) CANCELLATION OF MSB CERTIFICATES. After the
Effective Time, all such shares of MSB Stock (other than those cancelled pursuant to Section 2.1(d)) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares (other than Dissenting Shares and those cancelled pursuant to Section 2.1(d)) shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.2(b)). The holders of such certificates previously evidencing such shares of MSB Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of MSB Stock except as otherwise provided herein or by law. Such certificates previously evidencing such shares of MSB Stock (other than Dissenting Shares and those cancelled pursuant to Section 2.1(d)) shall be exchanged for certificates evidencing shares of HUBCO Common Stock or New HUBCO Preferred Stock, as the case may be, issued pursuant to this
Article II, upon the surrender of such certificates in accordance with this
Article II. No fractional shares of HUBCO Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

                           (c)  CAPITAL   CHANGES.   If  between  the  date
hereof and the Effective Time the outstanding shares of HUBCO Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, merger, combination or exchange of shares, the Exchange Ratio and the definition of Closing Price (as set forth in Section 2.1(a) shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, merger, combination or exchange of shares.

                           (d)  TREASURY  SHARES.  All shares of MSB Stock held
by MSB in its treasury or owned by HUBCO or by any of HUBCO's wholly-owned subsidiaries which is a constituent party to the Bank Merger (other than shares held as trustee or in a fiduciary capacity and shares held as collateral on or in lieu of a debt previously contracted) immediately prior to the Effective Time shall be cancelled.

                  2.2 EXCHANGE OF CERTIFICATES.

                           (a) EXCHANGE  AGENT. As of the Effective  Time,
HUBCO shall deposit, or shall cause to be deposited, with Hudson United Bank ("HUDSON UNITED"), Trust Department, or another bank or trust company designated by HUBCO and reasonably acceptable to MSB (the "EXCHANGE AGENT"), for the benefit of the holders of shares of MSB Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates evidencing shares of HUBCO Stock and cash in such amount such that the Exchange Agent possesses such number of shares of HUBCO Stock and such amount of cash as are required to provide all of the consideration required to be exchanged by HUBCO pursuant to the provisions of this Article II (such certificates for shares of HUBCO Stock, together with any dividends or distributions with respect thereto, and cash being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the HUBCO Stock and cash out of the Exchange Fund in accordance with Section 2.1. Except as contemplated by Section 2.2(f) hereof, the Exchange Fund shall not be used for any other purpose.

                           (b)  EXCHANGE  PROCEDURES.  As soon as  reasonably
practicable either before or after the Effective Time but in no event later than five days after the Effective Time, HUBCO will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of MSB Stock (other than Dissenting Shares) (the "CERTIFICATES"), (i) a letter of transmittal (the form and substance of which is reasonably agreed to by HUBCO and MSB prior to the Effective Time and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall have such other provisions as HUBCO may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates evidencing shares of HUBCO Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent (or in the case of a lost Certificate, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by HUBCO), together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (and HUBCO shall cause the Exchange Agent to send to such holder within ten business days after receipt of all necessary documentation): (A) if the Certificate formerly represented MSB Common Stock, then (x) certificates evidencing that number of whole shares of HUBCO Common Stock which such holder has the right to receive in respect of the shares of MSB Common Stock formerly evidenced by such Certificate in accordance with Section 2.1 and (y) cash in lieu of fractional shares of HUBCO Common Stock to which such holder may be entitled pursuant to Section 2.2(e), and (B) if the Certificate formerly represented MSB Preferred Stock, then certificates evidencing that number of whole or partial shares of New HUBCO Preferred Stock which such holder has the right to receive in respect of the shares of MSB Preferred Stock formerly evidenced by such Certificate in accordance with Section 2.1 (the shares of HUBCO Stock and cash described in clauses (A) and (B) being collectively, the "MERGER CONSIDERATION") and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of MSB Stock which is not registered in the transfer records of MSB, a certificate evidencing the proper number of shares of HUBCO Stock and/or cash may be issued and/or paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of MSB Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration.

                           (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES
OF HUBCO STOCK. No dividends or other distributions declared or made after the Effective Time with respect to HUBCO Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HUBCO Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate (or a suitable affidavit of loss and customary bond). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing shares of HUBCO Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of HUBCO Stock to which such holder may have been entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date on or after the Effective Time theretofore paid with respect to such shares of HUBCO Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date on or after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of HUBCO Stock.

                           (d) NO FURTHER RIGHTS IN MSB STOCK. All shares of
HUBCO Stock issued and cash paid upon conversion of the shares of MSB Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of MSB Stock.

                           (e) NO FRACTIONAL  SHARES OF HUBCO COMMON STOCK.  No
certificates or scrip evidencing fractional shares of HUBCO Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of HUBCO. Cash shall be paid in lieu of fractional shares of HUBCO Common Stock, based upon the Median Pre-Closing Price of HUBCO Common Stock.

                           (f)  TERMINATION  OF EXCHANGE  FUND.  Any  portion of
the Exchange Fund which remains undistributed to the holders of MSB Stock for two years after the Effective Time shall be delivered to HUBCO, upon demand, and any holders of MSB Stock who have not theretofore complied with this Article II shall thereafter look only to HUBCO for the Merger Consideration, dividends and distributions to which they are entitled.

                           (g) NO  LIABILITY.  Neither  HUBCO nor the Exchange
Agent shall be liable to any holder of shares of MSB Stock for any such shares of HUBCO Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                           (h)  WITHHOLDING  RIGHTS.  HUBCO shall be entitled to
deduct and withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of MSB Stock Options (as defined in Section 3.2), the minimum amounts (if any) that HUBCO is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.8), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by HUBCO, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the MSB Stock Options in respect of which such deduction and withholding was made by HUBCO.

                  2.3 STOCK TRANSFER BOOKS At the Effective Time, the stock transfer books of MSB shall be closed and there shall be no further registration of transfers of shares of MSB Stock thereafter on the records of MSB. On or after the Effective Time, any Certificates presented to the Exchange Agent or HUBCO for transfer shall be converted into the Merger Consideration.

                  2.4 DISSENTING SHARES Notwithstanding anything in this Agreement to the contrary, any holder of MSB Preferred Stock shall have the right to dissent in the manner provided in Section 262 of the DGCL, and if all necessary requirements of the DGCL are met, such shares shall be entitled to payment of the fair value of such shares in accordance with the provisions of the DGCL ("DISSENTING SHARES"), provided, however, that (i) if any holder of Dissenting Shares shall subsequently withdraw such holder's demand for appraisal of such shares within 60 days of the Effective Time, or, with the written consent of the Surviving Corporation, any time thereafter, or (ii) if any holder fails to follow the procedures for establishing such holder's entitlement to appraisal rights as provided in the DGCL, the right to appraisal of such shares shall be forfeited and such shares shall thereupon be deemed to have been converted into the right to receive and to have become exchangeable for, as of the Effective Time, the Merger Consideration.

                  2.5  MSB STOCK OPTIONS.

                           (a) CONVERTING  STOCK  OPTIONS.  Holders of Stock
Options (as defined in Section 3.2) which, as of the Effective Time, are outstanding shall be given the right to elect to have all or a portion of such Stock Options convert at the Effective Time into HUBCO Common Stock in accordance with the formula set forth below, to the extent permitted under the MSB Stock Option Plans (as defined in Section 3.2) and the agreements pursuant to which such Stock Options were granted (each, an "OPTION GRANT AGREEMENT"). Each Stock Option to be so converted is referred to herein as a "CONVERTING STOCK OPTION."

                                    (i) Each outstanding Converting Stock Option
                  shall be valued on the basis of the Median Pre-Closing Price of HUBCO Common Stock (as defined in Section 2.2(e)) multiplied by the Exchange Ratio and subtracting the stated exercise price for each Converting Stock Option from the product therefrom (the "OPTION VALUE"), and

                                    (ii) Each holder of Converting Stock Options
                  shall receive at the Effective Time, a number of shares of HUBCO Common Stock equal to the aggregate Option Value for all of such holder's Converting Stock Options, divided by the Median Pre-Closing Price of HUBCO Common Stock.

                                    (iii) Cash shall be paid in lieu of
                  fractional shares, based upon the Median Pre-Closing Price of HUBCO Common Stock.

                           (b) CONTINUING  STOCK  OPTIONS.  Each  Stock Option
outstanding at the Effective Time which is not a Converting Stock Option (each of the foregoing, a "CONTINUING STOCK OPTION") shall be converted into an option to purchase HUBCO Common Stock, wherein (i) the right to purchase shares of MSB Common Stock pursuant to the Continuing Stock Option shall be converted into the right to purchase that same number of shares of HUBCO Common Stock multiplied by the Exchange Ratio, (ii) the option exercise price per share of HUBCO Common Stock shall be the previous option exercise price per share of the MSB Common Stock divided by the Exchange Ratio, and (iii) in all other material respects the option shall be subject to the same terms and conditions as governed the Continuing Stock Option on which it was based, including the length of time within which the option may be exercised (which shall not be extended except that the holder of a Stock Option who continues in the service of HUBCO or a subsidiary of HUBCO shall not be deemed to have terminated service for purposes of determining the Continuing Stock Option exercise period) and for all Continuing Stock Options, such adjustments shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code (as defined in Section 3.2 hereof). Shares of HUBCO Common Stock issuable upon exercise of Continuing Stock Options shall be covered by an effective registration statement on Form S-8, and HUBCO shall use its reasonable best efforts to file a registration statement on Form S-8 covering such shares as soon as possible after the Effective Time.

                  2.6 MSB PREFERRED SHARE PURCHASE RIGHTS. At or before the Effective Time, MSB shall cause its Preferred Share Purchase Rights issued pursuant to the Rights Agreement between MSB and Mellon Bank, N.A. dated as of September 16, 1994 (the "PREFERRED SHARE PURCHASE RIGHTS") to be redeemed for $.01 per Right or otherwise to become inoperable.

               ARTICLE III - REPRESENTATIONS AND WARRANTIES OF MSB

                  References herein to "MSB DISCLOSURE SCHEDULE" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by MSB to HUBCO. MSB hereby represents and warrants to HUBCO as follows:

                  3.1 CORPORATE ORGANIZATION.

                           (a) MSB is a corporation duly organized, validly
existing and in good standing under the laws of the State of Delaware. MSB is registered as a savings and loan holding company under HOLA. MSB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on MSB. As used herein, the capitalized term "MATERIAL ADVERSE EFFECT," when used with respect to a particular corporation, means an adverse effect on the assets, financial condition or results of operations of the corporation or any of its subsidiaries which is materially adverse to the business, operations, assets or financial condition of the corporation and its subsidiaries, taken as a whole, other than a material adverse effect caused by any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any change affecting the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF") of the FDIC.

                           (b) Bank, MSB Financial Services, Inc. ("MSB
FINANCIAL") and MSB Travel Inc. ("MSB TRAVEL") are the only current MSB Subsidiaries. For purposes of this Agreement, the term "MSB SUBSIDIARY" means any corporation, partnership, joint venture or other legal entity in which MSB, directly or indirectly, owns at least a 50% stock or other equity interest or for which MSB, directly or indirectly, acts as a general partner, PROVIDED that to the extent that any representation or warranty set forth herein covers a period of time prior to the date of this Agreement, the term "MSB SUBSIDIARY" shall include any entity which was an MSB Subsidiary at any time during such period. Bank is a federally-chartered savings bank duly organized and validly existing in stock form and in good standing under the laws of the United States. All eligible accounts of depositors issued by Bank are insured either by the BIF or the SAIF to the fullest extent permitted by law. Each of MSB Financial and MSB Travel is a corporation duly organized and in active status under the laws of the State of New York. Each MSB Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on MSB.

                            (c) The MSB Disclosure Schedule sets forth true and
complete copies of the Certificate of Incorporation and By-laws, as in effect on the date hereof, of MSB, Bank, MSB Financial and MSB Travel.

                  3.2 CAPITALIZATION. The authorized capital stock of MSB consists of 5,000,000 shares of MSB Common Stock and 1,000,000 shares of MSB Preferred Stock. As of December 10, 1997, there were 3,045,000 shares of MSB Common Stock issued and 2,844,153 outstanding and 600,000 shares of MSB Preferred Stock issued and outstanding. As of December 10, 1997, there were 73,838 shares of MSB Common Stock issuable upon exercise of outstanding stock options. The MSB Disclosure Schedule sets forth (i) all options which may be exercised for issuance of MSB Common Stock (collectively, the "STOCK OPTIONS") and the terms upon which the options may be exercised, and (ii) true and complete copies of each plan and a specimen of each form of agreement pursuant to which any outstanding Stock Option was granted, including a list of each outstanding Stock Option issued pursuant thereto. All Stock Options are fully vested and will be fully vested on the Closing Date, in each case in accordance with the terms of the MSB Stock Option Plans and Option Grant Agreements pursuant to which such Stock Options were granted. All issued and outstanding shares of MSB Stock, and all issued and outstanding shares of capital stock of each MSB Subsidiary, have been duly authorized and validly issued, are fully paid, and nonassessable. The authorized capital stock of Bank is as set forth in the charter documents of Bank contained in Section 3.1 of the MSB Disclosure Schedule. All of the outstanding shares of capital stock of each MSB Subsidiary are owned (directly in the case of Bank and MSB Travel, and indirectly in the case of MSB Financial) by MSB and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Stock Options and the HUBCO Option, neither MSB nor Bank has granted nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of MSB or Bank or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  3.3  AUTHORITY; NO VIOLATION.

                           (a) Subject to the approval of this  Agreement  and
the transactions contemplated hereby by all applicable regulatory authorities and by the stockholders of MSB, and except as set forth in Section 3.3 of the MSB Disclosure Schedule, MSB and Bank have the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and, except as set forth in Section 3.3 of the MSB Disclosure Schedule, the consummation of the transactions contemplated hereby have been duly and validly approved by all of the directors of MSB and Bank in accordance with their respective Certificates of Incorporation and applicable laws and regulations. Except for such approvals, and except as set forth in Section 3.3 of the MSB Disclosure Schedule, no other corporate proceedings not otherwise contemplated hereby on the part of MSB or Bank are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by MSB and Bank, and constitutes the valid and binding obligation of each of MSB and Bank, enforceable against MSB and Bank in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federally-chartered savings banks or their holding companies, (ii) general equitable principles, and
(iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief..

                           (b) Neither the execution and delivery of this
Agreement by MSB or Bank, nor the consummation by MSB or Bank of the transactions contemplated hereby in accordance with the terms hereof, or compliance by MSB or Bank with any of the terms or provisions hereof, will (i) violate any provision of MSB's or Bank's Certificate of Incorporation or By-laws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to MSB, Bank or any of their respective properties or assets, or (iii) except as set forth in the MSB Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of MSB or Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which MSB or Bank is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on MSB, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Board of Governors of the Federal Reserve System (the "FRB"), the OTS, the OCC, the FDIC, the Securities and Exchange Commission (the "SEC"), other applicable government authorities, the stockholders of MSB, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of MSB or Bank in connection with (x) the execution and delivery by MSB and Bank of this Agreement and (y) the consummation by MSB of the Merger, the consummation by Bank of the Bank Merger, if any, and the consummation by MSB and Bank of the other transactions contemplated hereby, except (i) such as are listed in the MSB Disclosure Schedule and (ii) such as individually or in the aggregate will not (if not obtained) have a Material Adverse Effect on MSB or prevent or materially delay the consummation of the transactions contemplated hereby. To the best of MSB's knowledge, no fact or condition exists which MSB has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

                  3.4        FINANCIAL STATEMENTS.

                           (a) MSB has  previously  delivered  to HUBCO  copies
of the consolidated balance sheets of MSB as of December 31, 1995 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the periods ended December 31, in each of the three years 1994 through 1996, in each case accompanied by the audit report of the independent public accountants with respect to MSB (KPMG Peat Marwick, LLP ("PEAT MARWICK") with respect to 1996 and Nugent & Haeussler, P.C. with respect to 1995 and 1994) and the unaudited consolidated statement of condition of MSB as of September 30, 1997 and the related unaudited statements of income for the three and nine months ended September 30, 1997 and 1996 and cash flows for the nine months ended September 30, 1997 and 1996, as reported in MSB's Quarterly Report on Form 10-Q, filed with the SEC (collectively, the "MSB Financial Statements"). The MSB Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as may be indicated therein or in the notes thereto and except for the omission of notes from interim financial statements), and fairly present the consolidated financial condition of MSB as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of MSB for the respective periods set forth therein.

                           (b) The  books  and  records  of MSB and  Bank
are being maintained in material compliance with applicable legal and accounting requirements.

                           (c) Except as and to the extent  reflected,
disclosed or reserved against in the MSB Financial Statements (including the notes thereto), as of September 30, 1997, or except as set forth in Section 3.4 of the MSB Disclosure Schedule, neither MSB nor any MSB Subsidiary had any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of MSB and the MSB Subsidiaries, taken as a whole, which were required by GAAP (consistently applied) to be disclosed in MSB's consolidated statement of condition as of September 30, 1997 or the notes thereto. Since September 30, 1997, MSB and Bank have not incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice, except as related to the transactions contemplated by this Agreement or except as set forth in the MSB Disclosure Schedule.

                  3.5 BROKERS AND OTHER FEES. Except for Keefe, Bruyette & Woods, Inc. ("KEEFE"), neither MSB or Bank nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. The agreement with Keefe is set forth in the MSB Disclosure Schedule. Other than pursuant to the agreement with Keefe or as set forth in Section 3.5 of the MSB Disclosure Schedule, there are no fees (other than time charges and disbursements billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by MSB or Bank.

                  3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS.

                           (a) Except as  disclosed  in the MSB  Disclosure
Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of MSB and the MSB Subsidiaries, taken as a whole, since September 30, 1997, and to the best of MSB's knowledge, no fact or condition exists which MSB believes will cause such a material adverse change in the future.; PROVIDED, HOWEVER, that a material adverse change shall not be deemed to include (i) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any change affecting the BIF or the SAIF, (ii) reasonable expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (iii) actions or omissions of MSB or any MSB Subsidiary taken with the prior written consent of HUBCO in contemplation of the transactions contemplated hereby (including without limitation any actions taken by MSB or Bank pursuant to Section 5.15 of this Agreement).

                           (b) Except as set forth in the MSB  Disclosure
Schedule, neither MSB nor Bank has taken or permitted any of the actions set forth in Section 5.2 hereof between September 30, 1997 and the date hereof and, except for execution of this Agreement and the other documents contemplated hereby, MSB has conducted its business only in the ordinary course, consistent with past practice.

                  3.7 LEGAL PROCEEDINGS. Except as disclosed in the MSB Disclosure Schedule, and except for ordinary routine litigation incidental to the business of MSB and the MSB Subsidiaries, neither MSB nor any MSB Subsidiary is a party to any, and there are no pending or, to the best of MSB's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against MSB or any MSB Subsidiary which, if decided adversely to MSB or an MSB Subsidiary, are reasonably likely to have a Material Adverse Effect on MSB. Except as disclosed in the MSB Disclosure Schedule, neither MSB nor any MSB Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to MSB or such MSB Subsidiary.

                  3.8 TAXES AND TAX RETURNS. Except as disclosed in the MSB Disclosure Schedule:

                           (a) MSB and each MSB  Subsidiary  has duly filed (and
until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("RETURNS") required to be filed by it on or before the Effective Time in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to HUBCO in writing) or against which reserves have been established. MSB and each MSB Subsidiary has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of MSB or such MSB Subsidiary through such date. None of the federal or state income tax returns of MSB or any MSB Subsidiary have been examined by the Internal Revenue Service (the "IRS") or the New York Division of Taxation within the past six years. To the best knowledge of MSB, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon MSB or any MSB Subsidiary, nor has MSB or any MSB Subsidiary given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                           (b)       Neither MSB nor any MSB  Subsidiary  (i)
has requested any extension of time within which to file any Return, which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), by reason of a voluntary change in accounting method initiated by MSB or such MSB Subsidiary (nor does MSB have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or
(iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  3.9        EMPLOYEE, DIRECTOR AND OFFICER BENEFIT PLANS.

                           (a) Except as set forth on the MSB  Disclosure
Schedule, neither MSB nor any MSB Subsidiary maintains or contributes to any "employee pension benefit plan" (the

"MSB PENSION PLANS") within the meaning of Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" (the "MSB WELFARE PLANS") within the meaning of Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement, director retirement program or other similar plan, program or arrangement. Neither MSB nor any MSB Subsidiary has, since September 2, 1974, contributed to any "Multiemployer Plan," as such term is defined in Section 3(37) of ERISA.

                           (b) MSB has  delivered to HUBCO in the MSB
Disclosure Schedules (or previously made available to HUBCO) a complete and accurate copy of each of the following with respect to each of the MSB Pension Plans and MSB Welfare Plans, if any: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                           (c) The present value of all accrued benefits, both
vested and non-vested, under each of the MSB Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by such MSB Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of MSB's knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                           (d) During the last six years, the Pension Benefit
Guaranty Corporation ("PBGC") has not asserted any claim for liability against MSB or any MSB Subsidiary which has not been paid in full.

                           (e) All  premiums  (and  interest  charges  and
penalties for late payment, if applicable) due to the PBGC with respect to each MSB Pension Plan have been paid. All contributions required to be made to each MSB Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of MSB which have not been paid have been properly recorded on the books of MSB.

                           (f) Except as disclosed in the MSB  Disclosure
Schedule, each of the MSB Pension Plans, MSB Welfare Plans and each other employee benefit plan and arrangement identified on the MSB Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, except as disclosed in the MSB Disclosure Schedule, if MSB maintains any MSB Pension Plan, MSB has received or applied for a favorable determination letter from the IRS which takes into account the Tax Reform Act of 1986 and subsequent legislation, and MSB is not aware of any fact or circumstance which would disqualify any plan.

                           (g) To the best  knowledge of MSB, no non-exempt
prohibited transaction, within the meaning of Section 4975 of the Code or
Section 406 of ERISA, has occurred with respect to any MSB Welfare Plan or MSB Pension Plan that would result in any material tax or penalty for MSB or any MSB Subsidiary.

                           (h) Except as disclosed  in the MSB  Disclosure
Schedule, no MSB Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" (notice of which has not been waived by the PBGC), within the meaning of Section 4034(b) of ERISA, with respect to any MSB Pension Plan.

                           (i) No  "accumulated  funding  deficiency,"  within
the meaning of Section 412 of the Code, has been incurred with respect to any MSB Pension Plan.

                           (j) There are no material  pending,  or, to the best
knowledge of MSB, material threatened or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any of the MSB Pension Plans or the MSB Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the MSB Disclosure Schedule.

                           (k) Except as disclosed  in the MSB  Disclosure
Schedule, no MSB Pension Plan or MSB Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law or pursuant to conversion or continuation rights set out in such Plan or an insurance policy providing benefits thereunder, or (ii) death benefits under any MSB Pension Plan.

                           (l) Except with respect to customary health, life and
disability benefits, there are no unfunded benefit obligations which are not accounted for by reserves shown on the MSB Financial Statements and established under GAAP or otherwise noted on such Financial Statements.

                           (m) With respect to each MSB Pension Plan and MSB
Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of MSB or any MSB Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                           (n) Except (i) for  payments and other  benefits  due
pursuant to the employment agreements included within the MSB Disclosure Schedule, and (ii) as set forth in Section 3.9(n) of the MSB Disclosure Schedule, or as expressly agreed to by HUBCO in writing either pursuant to this Agreement or otherwise, the consummation of the transactions contemplated by this Agreement will not (x) entitle any current or former employee of MSB or any MSB Subsidiary to severance pay, unemployment compensation or any similar payment, or (y) accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due to any current or former employee under any MSB Pension Plan or MSB Welfare Plan.

                           (o) Except for the MSB  Pension  Plans and the MSB
Welfare Plans, and except as set forth on the MSB Disclosure Schedule, MSB has no deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of MSB or any MSB Subsidiary or any predecessor of any thereof. The MSB Disclosure Schedule sets forth (or lists, if previously delivered to HUBCO): (i) true and complete copies of the deferred compensation agreements, understandings or obligations with respect to each such current or former director, officer or employee, and
(ii) the most recent actuarial or other calculation of the present value of such payments or benefits.

                           (p) Except as set forth in the MSB Disclosure
Schedule, MSB does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. The MSB Disclosure Schedule lists each such insurance policy and any agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. To the best of MSB's knowledge, neither MSB nor any MSB Pension Plan or MSB Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

                           (q) Except  as set forth in the MSB  Disclosure
Schedule, MSB does not maintain any retirement plan for directors. The MSB Disclosure Schedule sets forth the complete documentation and actuarial evaluation of any such plan.

                  3.10       REPORTS.

                           (a) The  MSB  Disclosure  Schedule  lists, and as to
item (i) below MSB has previously delivered to HUBCO a complete copy of, each
(i) final registration statement, prospectus, annual, quarterly or special report and definitive proxy statement filed by MSB since January 1, 1995 pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and (ii) communication (other than general advertising materials and press releases) mailed by MSB to its stockholders as a class since January 1, 1995, and each such communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

                           (b) Since January 1, 1995, (i) MSB has filed all
reports that it was required to file with the SEC under the 1934 Act, and (ii) MSB and Bank each has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business, in each case in form which was correct in all material respects, and, subject to permission from such regulatory authorities, MSB promptly will deliver or make available to HUBCO accurate and complete copies of such reports. As of their respective dates, each such form, report, or document, and each such final registration statement, prospectus, annual, quarterly or special report, definitive proxy statement or communication, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; PROVIDED that information contained in any such document as of a later date shall be deemed to modify information as of an earlier date. The MSB Disclosure Schedule lists the dates of all examinations of MSB or Bank conducted by either the OTS, the FDIC or the New York Superintendent since January 1, 1995 and the dates of any responses thereto submitted by MSB or Bank.

                  3.11 MSB AND BANK INFORMATION. The information relating to MSB and Bank, this Agreement, and the transactions contemplated hereby (except for information relating solely to HUBCO) to be contained in the Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of MSB in connection with the solicitation of their approval of the Merger, as of the date the Proxy Statement-Prospectus is mailed to stockholders of MSB, and up to and including the date of the meeting of stockholders to which such Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.12 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in the MSB Disclosure Schedule, MSB and each MSB Subsidiary holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to MSB or such MSB Subsidiary (including, without limitation, consumer, community and fair lending laws) (other than where the failure to have a license, franchise, permit or authorization or where such default or noncompliance will not result in a Material Adverse Effect on MSB), and MSB has not received notice of violation of, and does not know of any violations of, any of the above.

                  3.13       CERTAIN CONTRACTS.

                           (a) Except  for  plans  referenced in Section 3.9 and
as disclosed in the MSB Disclosure Schedule, (i) neither MSB nor Bank is a party to or bound by any written contract or any understanding with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from MSB or Bank to any officer, employee, director or consultant thereof. The MSB Disclosure Schedule lists, and either the MSB Disclosure Schedule sets forth true and correct copies of or MSB has previously made available to HUBCO, all severance or employment agreements with officers, directors, employees, agents or consultants to which MSB or Bank is a party.

                           (b) Except  as  disclosed in the MSB Disclosure
Schedule and except for loan commitments, loan agreements and loan instruments entered into or issued in the ordinary course of business, (i) as of the date of this Agreement, neither MSB nor any MSB Subsidiary is a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of MSB and the MSB Subsidiaries taken as a whole, (ii) no commitment, agreement or other instrument to which MSB or any MSB Subsidiary is a party or by which any of them is bound limits the freedom of MSB or any MSB Subsidiary to compete in any line of business or with any person, and (iii) neither MSB nor any MSB Subsidiary is a party to any collective bargaining agreement.

                           (c) Except as disclosed in the MSB  Disclosure
Schedule, neither MSB nor any MSB Subsidiary or, to the best knowledge of MSB, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which Bank is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on MSB.

                  3.14       PROPERTIES AND INSURANCE.

                           (a) Except as set forth in the MSB Disclosure
Schedule, MSB or a MSB Subsidiary has good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in MSB's consolidated balance sheet as of December 31, 1996, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1996), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of MSB and the MSB Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports delivered to HUBCO prior to the date hereof. Except as affected by the transactions contemplated hereby, MSB and Bank as lessees have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by MSB and Bank in all material respects as presently occupied, used, possessed and controlled by MSB and Bank.

                           (b) The business  operations and all insurable
properties and assets of MSB and each MSB Subsidiary are insured for their benefit against all risks which, in the reasonable judgment of the management of MSB, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of MSB adequate for the business engaged in by MSB and the MSB Subsidiaries. As of the date hereof, neither MSB nor any MSB Subsidiary has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond, and to the best of MSB's knowledge, is not in default under any such policy or bond, no coverage thereunder is being disputed, and all material claims thereunder have been filed in a timely fashion. The MSB Disclosure Schedule sets forth in summary form a list of all insurance policies of MSB and the MSB Subsidiaries.

                  3.15 MINUTE BOOKS. The minute books of MSB and Bank contain records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors) that are complete and accurate in all material respects.

                  3.16 ENVIRONMENTAL MATTERS. Except as set forth in the MSB Disclosure Schedule:

                           (a) Neither MSB nor any  MSB Subsidiary has received
any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that MSB or such MSB Subsidiary (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of MSB and the MSB Subsidiaries taken as a whole. MSB has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by MSB or any MSB Subsidiary, as OREO or otherwise, or owned or controlled by MSB or any MSB Subsidiary as a trustee or fiduciary (collectively, "PROPERTIES"), in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a Material Adverse Effect on MSB. None of the Properties is in the State of New Jersey.

                           (b) MSB has no knowledge that any of the Properties
has been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a Material Adverse Effect on MSB.

                           (c) To the best of MSB's knowledge, MSB, each MSB
Subsidiary and any and all of their tenants or subtenants have all necessary permits and have filed all necessary registrations material to permit the operation of the Properties in the manner in which the operations are currently conducted under all applicable federal, state or local environmental laws, excepting only those permits and registrations the absence of which would not have a material adverse effect upon the operations requiring the permit or registration.

                           (d) To the  knowledge of MSB, there are no
underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by MSB or any MSB Subsidiary.

                  3.17 RESERVES. As of September 30, 1997, each of the allowance for loan losses and the reserve for OREO properties in the MSB Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute each of the loan loss reserve and the reserve for OREO properties complies in all material respects with GAAP (consistently applied) and all applicable policies of the OTS.

                  3.18 NO PARACHUTE PAYMENTS. Except as set forth on the MSB Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of MSB or any MSB Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from MSB, an MSB Subsidiary, HUBCO or any HUBCO Subsidiary which if paid or provided would constitute an "excess parachute payment," as defined in Section 280G of the Code or regulations promulgated thereunder.

                  3.19 AGREEMENTS WITH BANK REGULATORS. Neither MSB nor any MSB Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("GOVERNMENTAL ENTITY") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to HUBCO by MSB prior to the date of this Agreement, nor has MSB been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to HUBCO by MSB prior to the date of this Agreement. Neither MSB nor any MSB Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to HUBCO by MSB prior to the date of this Agreement.

                  3.20  DISCLOSURE. No representation or warranty contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF HUBCO

                  References herein to the "HUBCO Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of
Article IV of this Agreement, which have been delivered on the date hereof by HUBCO to MSB. HUBCO hereby represents and warrants to MSB as follows:

                  4.1 CORPORATE ORGANIZATION.

                           (a) HUBCO is a corporation duly organized and validly
existing and in good standing under the laws of the State of New Jersey. HUBCO is registered as a bank holding company under the BHCA. HUBCO has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on HUBCO.

                           (b) Each of the HUBCO Subsidiaries is listed in the
HUBCO Disclosure Schedule. For purposes of this Agreement, the term "HUBCO Subsidiary" means any corporation, partnership, joint venture or other legal entity in which HUBCO, directly or indirectly, owns at least a 50% stock or other equity interest or for which HUBCO, directly or indirectly, acts as a general partner. Each HUBCO Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. Hudson United is a state-chartered commercial bank duly organized and validly existing and in good standing under the laws of the State of New Jersey. All eligible accounts of depositors issued by Hudson United are insured by the BIF to the fullest extent permitted by law. Each HUBCO Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on HUBCO. The HUBCO Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and By-laws of HUBCO as in effect on the date hereof.

                  4.2 CAPITALIZATION. The authorized capital stock of HUBCO consists solely of 53,045,000 common shares, no par value ("HUBCO COMMON STOCK"), and 10,609,000 shares of preferred stock ("HUBCO AUTHORIZED PREFERRED STOCK"). As of December 1, 1997, there were 21,530,237 shares of HUBCO Common Stock issued and outstanding, and no shares of treasury stock, and 1,250 shares of HUBCO Authorized Preferred Stock outstanding, all of which were designated Series B, no par value, Convertible Preferred Stock. From time to time hereafter, subject to the covenant in Section 5.17 below, HUBCO may sell or repurchase shares of HUBCO Common Stock. Except for shares issuable under or arising from the merger agreements by which HUBCO is to acquire Bank of the Hudson ("BTH") and its parent corporation, Poughkeepsie Financial Corp. (the "BTH AGREEMENT"), Security National Bank & Trust Company of New Jersey ("SNB") and its parent corporation, Fiduciary Investment Company of New Jersey (the "SNB AGREEMENTS"), and The Bank of Southington (the "SOUTHINGTON AGREEMENT"), and the HUBCO 1995 Stock Option Plan (the "HUBCO STOCK OPTION PLANS"), there are no shares of HUBCO Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of HUBCO Common Stock, and all issued and outstanding shares of capital stock of the HUBCO Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of the HUBCO Subsidiaries are owned by HUBCO free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the shares issuable under the HUBCO Stock Option Plans and HUBCO's obligations under the BTH Agreement, neither HUBCO nor any HUBCO Subsidiary has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of HUBCO or any HUBCO Subsidiary or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  4.3        AUTHORITY; NO VIOLATION.

                           (a) Subject to the receipt of all necessary
governmental approvals, HUBCO has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of HUBCO in accordance with its Certificate of Incorporation and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of HUBCO are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by HUBCO and constitutes the valid and binding obligation of HUBCO, enforceable against HUBCO in accordance with its terms.

                           (b) Neither the execution or delivery of this
Agreement by HUBCO, nor the consummation by HUBCO of the transactions contemplated hereby in accordance with the terms hereof, or compliance by HUBCO with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation or By-laws of HUBCO, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HUBCO, any HUBCO Subsidiary, or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of HUBCO under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which HUBCO is a party, or by which it or any of its properties or assets may be bound or affected, except, with respect to (ii) and
(iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on HUBCO, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the FRB, the OTS, the

OCC, the New York Superintendent, the Secretary of State of New Jersey, the Secretary of State of New York, or other applicable Governmental Entities, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of HUBCO in connection with (x) the execution and delivery by HUBCO of this Agreement, and
(y) the consummation by HUBCO of the Merger and the other transactions contemplated hereby, except such as are listed in the HUBCO Disclosure Schedule or in the aggregate will not (if not obtained) have a Material Adverse Effect on HUBCO. To the best of HUBCO's knowledge, no fact or condition exists which HUBCO has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

                  4.4        FINANCIAL STATEMENTS.

                           (a) The  HUBCO Disclosure Schedule sets forth copies
of the consolidated statements of financial condition of HUBCO as of December 31, 1995 and 1996, and the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31, in each of the three fiscal years 1994 through 1996, in each case accompanied by the audit report of Arthur Andersen, LLP independent public accountants with respect to HUBCO ("ARTHUR ANDERSEN"), and the unaudited consolidated statement of condition of HUBCO as of September 30, 1997 and the related unaudited consolidated statements of income and cash flows for the three months ended September 30, 1997 and 1996, as reported in HUBCO's Quarterly Report on Form 10-Q, filed with the SEC under the 1934 Act (collectively, the "HUBCO FINANCIAL STATEMENTS"). The HUBCO Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial position of HUBCO as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the consolidated results of operations, changes in stockholders' equity and cash flows of HUBCO for the respective fiscal periods set forth therein.

                           (b) The books and records of HUBCO the HUBCO
Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                           (c) Except as and to the extent reflected, disclosed
or reserved against in the HUBCO Financial Statements (including the notes thereto), as of September 30, 1997 neither HUBCO nor any of the HUBCO Subsidiaries had any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of HUBCO or any of the HUBCO Subsidiaries which were required by GAAP (consistently applied) to be disclosed in HUBCO's consolidated statement of condition as of September 30, 1997 or the notes thereto. Except for the transactions contemplated by this Agreement, and other proposed acquisitions by HUBCO since September 30, 1997 reflected in any Form 8-K filed by HUBCO with the SEC, neither HUBCO nor any HUBCO Subsidiary has incurred any liabilities since September 30, 1997 except in the ordinary course of business and consistent with past practice.

                  4.5 BROKER'S AND OTHER FEES. Neither HUBCO nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

                  4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. There has not been any material adverse change in the business, operations, assets or financial condition of HUBCO and HUBCO's Subsidiaries taken as a whole since September 30, 1997 and to the best of HUBCO's knowledge, except for any merger related charges arising from or connected with the consummation of the transactions contemplated by the BTH Agreement and the effect of the consummation of other publicly announced mergers or acquisitions, not yet consummated (the "EFFECTS OF ANNOUNCED ACQUISITIONS"), no facts or condition exists which HUBCO believes will cause such a material adverse change in the future.

                  4.7 LEGAL PROCEEDINGS. Except as disclosed in the HUBCO Disclosure Schedule, and except for ordinary routine litigation incidental to the business of HUBCO or its Subsidiaries, neither HUBCO nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of HUBCO's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against HUBCO or any of its Subsidiaries which, if decided adversely to HUBCO or its Subsidiaries, are reasonably likely to have a Material Adverse Effect on HUBCO. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor HUBCO's Subsidiaries is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to HUBCO or its Subsidiaries.

                  4.8 TAX RETURNS.

                           (a) HUBCO and each HUBCO Subsidiary have duly filed
(and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to MSB in writing). HUBCO and HUBCO's Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of HUBCO or HUBCO's Subsidiaries through such date. The HUBCO Disclosure Schedule identifies the federal income tax returns of HUBCO and HUBCO's Subsidiaries which have been examined by the IRS within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. The HUBCO Disclosure
Schedule identifies the applicable state income tax returns of HUBCO and HUBCO's Subsidiaries which have been examined by the applicable authorities. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of HUBCO, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon HUBCO or HUBCO's Subsidiaries, nor has HUBCO or HUBCO's Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                           (b) Except as set forth in the HUBCO Disclosure
Schedule, neither HUBCO nor any Subsidiary of HUBCO (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes with third parties, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by HUBCO (nor does HUBCO have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  4.9 EMPLOYEE BENEFIT PLANS.

                           (a) HUBCO and its subsidiaries maintain or contribute
to certain "employee pension benefit plans" (the "HUBCO PENSION PLANS"), as such term is defined in Section 3(2)(A) of ERISA, and "employee welfare benefit plans" (the "HUBCO WELFARE PLANS"), as such term is defined in Section 3(1) of ERISA. Since September 2, 1974, neither HUBCO nor its subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

                           (b) Each of the HUBCO Pension Plans and each of the
HUBCO Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. HUBCO is not aware of any fact or circumstance which would disqualify any plan that could not be retroactively corrected (in accordance with the procedures of the IRS).

                           (c) The present value of all accrued benefits under
each of the HUBCO Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such HUBCO Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits.

                           (d) During the last five years, the PBGC has not
asserted any claim for liability against HUBCO or any of its subsidiaries which has not been paid in full.

                           (e) All premiums (and interest charges and penalties
for late payment, if applicable) due to the PBGC with respect to each HUBCO Pension Plan have been paid. All contributions required to be made to each HUBCO Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of HUBCO which have not been paid have been properly recorded on the books of HUBCO.

                           (f) No "accumulated funding deficiency", within the
meaning of Section 412 of the Code, has been incurred with respect to any of the HUBCO Pension Plans.

                           (g) There are no pending or, to the best knowledge of
HUBCO, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the

HUBCO Pension Plans or the HUBCO Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the HUBCO Disclosure Schedule.

                           (h) Except with respect to customary health, life and
disability benefits or as disclosed in the HUBCO Disclosure Schedule, HUBCO has no unfunded benefit obligations which are not accounted for by reserves shown on the financial statements and established under GAAP or otherwise noted on such financial statements.

                  4.10 REPORTS. Since January 1, 1995, HUBCO has filed all reports that it was required to file with the SEC under the 1934 Act, all of which complied in all material respects with all applicable requirements of the 1934 Act and the rules and regulations adopted thereunder. As of their respective dates, each such report and each registration statement, proxy statement, form or other document filed by HUBCO with the SEC, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1995, HUBCO and each HUBCO Subsidiary has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business.

                  4.11 HUBCO INFORMATION. The information relating to HUBCO and its Subsidiaries (including, without limitation, information regarding other transactions which HUBCO is required to disclose), this Agreement and the transactions contemplated hereby in the Registration Statement and Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement-Prospectus, and up to and including the date of the meeting of stockholders of MSB to which such Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement shall comply as to form in all material respects with the provisions of the 1933 Act, the 1934 Act and the rules and regulations promulgated thereunder.

                  4.12 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in the HUBCO Disclosure Schedule, each of HUBCO and HUBCO's Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to HUBCO or HUBCO's Subsidiaries (including without limitation consumer, community and fair lending laws) (other than where such default or noncompliance will not result in a Material Adverse Effect on HUBCO) and HUBCO has not received notice of violation of, and does not know of any violations of, any of the above.

                  4.13 CONTRACTS. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor its Subsidiaries, or to the best knowledge of HUBCO, any party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which Hudson United or another HUBCO Subsidiary is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a Material Adverse Effect on HUBCO.

                  4.14 PROPERTIES AND INSURANCE.

                           (a)  HUBCO and the HUBCO Subsidiaries have good  and,
as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in HUBCO's consolidated balance sheet as of September 30, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of HUBCO and the HUBCO Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports. Except as disclosed in the HUBCO Disclosure Schedule, HUBCO and the HUBCO Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by HUBCO or the HUBCO Subsidiaries in all material respects as presently occupied, used, possessed and controlled by HUBCO and the HUBCO Subsidiaries.

                           (b) The business operations and all insurable
properties and assets of HUBCO and the HUBCO Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of HUBCO, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of HUBCO adequate for the business engaged in by HUBCO and the HUBCO Subsidiaries. As of the date hereof, neither HUBCO nor any HUBCO Subsidiary has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  4.15 FUNDING AND CAPITAL ADEQUACY. At the Effective Time, after giving pro forma effect to the Merger and any other acquisition which HUBCO or its Subsidiaries have agreed to consummate, HUBCO will have sufficient capital to satisfy all applicable regulatory capital requirements.

                  4.16 ENVIRONMENTAL MATTERS. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor any HUBCO Subsidiary has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that HUBCO or any HUBCO Subsidiary (either directly, or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters which correction or cleanup would be material to the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries taken as a whole. Except as disclosed in the HUBCO Disclosure Schedule, HUBCO has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property currently owned or leased by HUBCO or any HUBCO Subsidiary in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a Material Adverse Effect on HUBCO.

                  4.17 RESERVES. As of September 30, 1997, each of the allowance for loan losses and the reserve for OREO properties in the HUBCO Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute each of the loan loss reserve and the reserve for OREO properties complies in all material respects with GAAP (consistently applied) and all applicable policies of the FDIC and the New Jersey Department of Banking.

                  4.18 HUBCO STOCK. As of the date hereof, HUBCO has available and reserved shares of HUBCO Common Stock sufficient for issuance pursuant to the Merger and upon conversion of New HUBCO Preferred Stock subsequent thereto. The HUBCO Stock to be issued hereunder pursuant to the Merger and upon the conversion of the New HUBCO Preferred Stock, when so issued, will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through HUBCO, with no personal liability attaching to the ownership thereof. The HUBCO Stock to be issued hereunder pursuant to the Merger and upon the conversion of the New HUBCO Preferred Stock, when so issued, will be registered under the 1933 Act and issued in accordance with all applicable state and federal laws, rules and regulations.

                  4.19 AGREEMENTS WITH BANK REGULATORS. Neither HUBCO nor any HUBCO Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Government Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to MSB by HUBCO prior to the date of this Agreement, nor has HUBCO been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to MSB by HUBCO prior to the date of this Agreement. Neither HUBCO nor any HUBCO Subsidiary is required by Section 32 of the

Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to MSB by HUBCO prior to the date of this Agreement.

                  4.20 MINUTE BOOKS. The minute books of HUBCO and its bank subsidiaries contain records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors) that are complete and accurate in all material respects.

                  4.21  DISCLOSURE. No representation or warranty contained in
Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                      ARTICLE V - COVENANTS OF THE PARTIES

                  5.1 CONDUCT OF THE BUSINESS OF MSB. During the period from the date of this Agreement to the Effective Time, MSB shall, and shall cause Bank to, conduct their respective businesses only in the ordinary course and consistent with prudent banking practice, except for transactions permitted hereunder or with the prior written consent of HUBCO, which consent will not be unreasonably withheld. MSB also shall use its reasonable best efforts to (i) preserve its business organization and that of Bank intact, (ii) keep available to itself and Bank the present services of its employees and those of Bank, and
(iii) preserve for itself and HUBCO the goodwill of its customers and those of Bank and others with whom business relationships exist.

                  5.2. NEGATIVE COVENANTS From the date hereof to the Effective Time, except as otherwise approved by HUBCO in writing, or as set forth in the MSB Disclosure Schedule, or as permitted or required by this Agreement, neither MSB not Bank will:

                           (a) change any provision of its Certificate of Incorporation or By-laws or any similar governing documents;

                           (b) change the number of shares of its authorized or issued capital stock (other than upon exercise of stock options or warrants described on the MSB Disclosure Schedule in accordance with the terms thereof) or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; PROVIDED, HOWEVER, from the date hereof to the Effective Time, MSB may declare, set aside or pay only the cumulative dividends due on the MSB Preferred Stock and dividends on the MSB Common Stock in the same amount as was paid in the two quarters prior to the date hereof, less the amount, if any, used by MSB to redeem the Preferred Share Purchase Rights pursuant to Section 2.6 hereof.

                           (c) grant any severance or termination pay (other than pursuant to written policies or contracts of MSB in effect on the date hereof and disclosed to HUBCO in the MSB Disclosure Schedule) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees, except in each case as specified in Section 5.2 of the MSB Disclosure Schedule;

                           (d) sell or dispose of any substantial amount of assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of MSB or Bank;

                           (e) make any capital expenditures other than pursuant to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair, and expenditures described in business plans or budgets previously furnished to HUBCO;

                           (f) file any applications or make any contract with respect to branching or site location or relocation;

                           (g) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity or make any investments in securities other than investments in government or agency bonds having a maturity of less than five years;

                           (h) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles or regulatory authorities;

                           (i) take any action that would result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied;

                           (j) without first conferring with HUBCO, make or commit to make any new loan or other extension of credit in an amount of $1,000,000 or more, renew for a period in excess of one year any existing loan or other extension of credit in an amount of $1,000,000 or more, or increase by $1,000,000 or more the aggregate credit outstanding to any borrower or group of affiliated borrowers, except such loan initiations, renewals or increases that are committed as of the date of this Agreement and identified on the MSB Disclosure Schedule and residential mortgage loans made in the ordinary course of business in accordance with past practice; or

                           (k) agree to do any of the foregoing.

                  5.3 NO SOLICITATION. MSB and Bank shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than HUBCO) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving MSB or Bank (an "ACQUISITION TRANSACTION"). Notwithstanding the foregoing, MSB may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of MSB, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. MSB shall promptly communicate to HUBCO the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

                  5.4 CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, each of MSB and HUBCO will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, MSB agrees to provide HUBCO, and HUBCO agrees to provide MSB, with internally prepared profit and loss statements no later than 15 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) MSB will deliver to HUBCO and HUBCO will deliver to MSB their respective quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year, MSB will deliver to HUBCO and HUBCO will deliver to MSB their respective Annual Reports on Form 10-K as filed with the SEC under the 1934 Act.

                  5.5 ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

                           (a) MSB and Bank shall permit HUBCO and its
representatives, and HUBCO shall permit, and cause each HUBCO Subsidiary to permit, MSB and its representatives, reasonable access to their respective properties, and shall disclose and make available to HUBCO and its representatives, or MSB and its representatives, as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which HUBCO and its representatives or MSB and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use their reasonable best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, MSB acknowledges that HUBCO may be involved in discussions concerning other potential acquisitions and HUBCO shall not be obligated to disclose such information to MSB except as such information is disclosed to HUBCO's shareholders generally.

                           (b) All information furnished by the parties hereto
previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby, and if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its reasonable best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

                  5.6 REGULATORY MATTERS.

                           (a) For the  purposes  of  holding  the
Stockholders Meeting (as such term is defined in Section 5.7 hereof), and qualifying under applicable federal and state securities laws the HUBCO Stock to be issued to MSB stockholders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by HUBCO or MSB (as applicable) with the SEC of a Registration Statement and a combined proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934 Act and applicable state securities laws and the rules and regulations thereunder (such proxy statement and prospectus in the form mailed by MSB and HUBCO to the MSB shareholders together with any and all amendments or supplements thereto, being herein referred to as the "PROXY STATEMENT-PROSPECTUS" and the various documents to be filed by HUBCO under the 1933 Act with the SEC to register the HUBCO Stock for sale, including the Proxy Statement-Prospectus, are referred to herein as the "REGISTRATION STATEMENT").

                           (b) HUBCO shall furnish MSB with such information
concerning HUBCO and its Subsidiaries (including, without limitation, information regarding other transactions which HUBCO is required to disclose) as is necessary in order to cause the Proxy

Statement-Prospectus, insofar as it relates to such corporations, to comply with
Section 5.6(a) hereof. HUBCO agrees promptly to advise MSB if at any time prior to the Stockholders Meeting, any information provided by HUBCO in the Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and to provide MSB with the information needed to correct such inaccuracy or omission. HUBCO shall furnish MSB with such supplemental information as may be necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to HUBCO and its Subsidiaries, to comply with Section 5.6(a) after the mailing thereof to MSB shareholders.

                           (c) MSB shall furnish HUBCO with such information
concerning MSB as is necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to MSB, to comply with Section 5.6(a) hereof. MSB agrees promptly to advise HUBCO if at any time prior to the Stockholders Meeting, any information provided by MSB in the Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and to provide HUBCO with the information needed to correct such inaccuracy or omission. MSB shall furnish HUBCO with such supplemental information as may be necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to MSB, to comply with Section 5.6(a) after the mailing thereof to MSB shareholders.

                           (d) HUBCO shall as promptly as practicable make such
filings as are necessary in connection with the offering of the HUBCO Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of such stock under applicable state securities laws at the earliest practicable date. MSB shall promptly furnish HUBCO with such information regarding MSB shareholders as HUBCO requires to enable it to determine what filings are required hereunder. MSB authorizes HUBCO to utilize in such filings the information concerning MSB provided to HUBCO in connection with, or contained in, the Proxy Statement-Prospectus. HUBCO shall furnish MSB's counsel with copies of all such filings and keep MSB advised of the status thereof. HUBCO shall file as promptly as practicable, and shall use reasonable business efforts to file within 45 days after the date hereof, the Registration Statement containing the Proxy Statement-Prospectus with the SEC, and each of HUBCO and MSB shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement-Prospectus.

                           (e) HUBCO shall cause the HUBCO Common Stock issuable
pursuant to the Merger to be listed on the NASDAQ at the Effective Time. HUBCO shall cause the HUBCO Common Stock which shall be issuable pursuant to conversion of New HUBCO Preferred Stock to be accepted for listing on the NASDAQ when issued.

                           (f) The parties hereto will cooperate with each other
and use their reasonable best efforts to prepare all necessary documentation and applications, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FDIC, the FRB, the OTS, the OCC and the New York Superintendent. Without limiting the foregoing, the parties shall use reasonable business efforts to file for approval or waiver by the appropriate bank regulatory agencies within 45 days after the date hereof. The parties shall each have the right to review in advance (and shall do so promptly) all filings with, including all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body (including the SEC) in connection with the transactions contemplated by this Agreement.

                           (g) Each of the parties will promptly furnish each
other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                           (h) MSB  acknowledges that HUBCO is in or may be in
the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning MSB may be required to be included in the registration statements, if any, for the sale of securities of HUBCO or in SEC reports in connection with such acquisitions. MSB agrees to provide HUBCO with any information, certificates, documents or other materials about MSB as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by HUBCO prior to the Effective Time. MSB shall use its reasonable efforts to cause its attorneys and accountants to provide HUBCO and any underwriters for HUBCO with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. HUBCO shall reimburse MSB for reasonable expenses thus incurred by MSB should this transaction be terminated for any reason other than as described in Section 7.1(f). HUBCO shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding MSB unless MSB shall have consented to such filing, which consent shall not be unreasonably delayed or withheld.

                  5.7 APPROVAL OF STOCKHOLDERS. MSB will (i) take all steps necessary duly to call, give notice of, convene and hold a meeting of the stockholders of MSB (the "STOCKHOLDERS MEETING") for the purpose of securing the MSB stockholder approval of this Agreement required by law, (ii) subject to the qualification set forth in Section 5.3 hereof and the right not to make a recommendation or to withdraw a recommendation if its investment banker withdraws its fairness opinion prior to the Stockholders Meeting, recommend to the stockholders of MSB the approval of this Agreement and the transactions contemplated hereby and use its reasonable best efforts to obtain, as promptly as practicable, such approval, and (iii) cooperate and consult with HUBCO with respect to each of the foregoing matters.

                  If it becomes necessary under NASDAQ rules or applicable laws to obtain HUBCO shareholder approval, HUBCO shall take all steps necessary to obtain the approval of its shareholders as promptly as possible. In connection therewith, HUBCO shall take all steps necessary to duly call, give notice and convene a meeting of its shareholders for such purpose.

                  5.8 FURTHER ASSURANCES.

                           (a) Subject to the terms and conditions herein
provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its reasonable best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. If any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto if the Merger is not consummated.

                           (b) HUBCO agrees that from the date hereof to the
Effective Time, except as otherwise approved by MSB in writing or as permitted or required by this Agreement, HUBCO will use reasonable business efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships, and HUBCO will not, nor will it permit any HUBCO Subsidiary to, take any action: (i) that would result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at the Effective Time, or
(ii) that would cause any of its conditions to Closing not to be satisfied, or
(iii) that would constitute a breach or default of its obligations under this Agreement.

                  5.9 PUBLIC ANNOUNCEMENTS. HUBCO and MSB shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Merger transactions contemplated hereby, and each of HUBCO and MSB agrees that unless approved by the other in advance, it will not issue any press release or written statement for general circulation relating primarily to the transactions contemplated hereby, except as may be otherwise required by law or regulation in the opinion of counsel.

                  5.10 FAILURE TO FULFILL CONDITIONS. In the event that HUBCO or MSB determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to July 2, 1998 and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions HUBCO may enter into with other parties, MSB and HUBCO will promptly inform the other of any facts applicable to MSB or HUBCO, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or which would otherwise prevent or materially delay completion of the Merger.

                  5.11       EMPLOYEE MATTERS.

                           (a) Following  consummation  of the  Merger,  HUBCO
agrees with MSB to honor the existing written contracts with officers and employees of MSB and Bank that are included in the MSB Disclosure Schedule, except as otherwise specified in Section 5.20 and 6.3(e) hereof.

                           (b) Following consummation of the Merger, HUBCO shall
make available to all employees and officers of Bank thereafter employed by any of HUBCO's bank subsidiaries (which may include Bank) (the "NEW EMPLOYER") coverage under the benefit plans generally available to Hudson United's employees and officers (including pension and health and hospitalization) on the terms and conditions available to Hudson United's employees and officers. As soon as practicable, but in any event prior to December 31, 1997, the MSB Board of Directors shall amend the MSB Bank Employee Severance Plan the "SEVERANCE PLAN") as set forth in Section 5.11(b)(1) of the HUBCO Disclosure Schedule. HUBCO shall provide severance payments in accordance with the Severance Plan, as so amended, to employees and officers of MSB who are covered by the Severance Plan and whose employment is terminated at or following the Closing by HUBCO or at HUBCO's direction. HUBCO shall provide severance payments in accordance with
Section 5.11(b)(2) of the HUBCO Disclosure Schedule to employees of MSB who are not covered by the Severance Plan and whose employment is terminated at or following the Closing by HUBCO or at HUBCO's direction. On or prior to December 31, 1997, Bank shall contribute to its Employee Stock Ownership Plan ("ESOP") an amount sufficient to repay all currently outstanding loans that were obtained by the ESOP in order to finance its purchase of MSB Common Stock and shall cause the shares of MSB Common Stock released from the suspense account as a result of such repayment to be allocated among the persons eligible for such allocation ("ESOP PARTICIPANTS") as soon as practicable thereafter in accordance with the terms of the ESOP and the requirements of all applicable laws. In the event that, due to the limitations of any applicable law, a portion of the shares of MSB Common Stock released following the ESOP's repayment of the outstanding loans cannot be immediately allocated to the ESOP Participants, all such shares shall be held in the ESOP's suspense account and allocated to the ESOP Participants as soon as practicable thereafter. If the participation of all or a portion of the ESOP Participants shall cease during the one year period beginning on the Closing, HUBCO shall treat such terminations of participation as one or more "partial terminations" of the ESOP (within the meaning of section 411 of the Code) and HUBCO shall take, or cause to be taken, all actions that may be necessary or required to be taken as a result of a partial termination of a tax-qualified plan. After the Effective Time, HUBCO may terminate, merge or change existing MSB and Bank benefit plans to the extent permitted under applicable law. Employees of Bank employed by the New Employer will receive credit for prior employment by Bank for the purposes of determining their eligibility to participate in all employee benefit plans of New Employer. Service completed while employed by Bank will also be taken into account for purposes of determining benefit levels under New Employer's vacation plan, and severance plan (after the initial six month period has lapsed). Credit for prior service will be given for purposes of vesting, but not for benefit accrual under New Employer's pension benefit plans. No pre-existing condition limitation or evidence of insurability shall be imposed under New Employer's group health plans, unless such employee was subject to such a limitation under Bank's group health plan.

                  5.12 DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI and subject to Sections 6.2(a) and 6.3(a), a supplement or amendment to the parties' respective Disclosure Schedules which corrects any representation or warranty which was untrue when made shall not eliminate the other party's right (if any) to terminate this Agreement based on the original untruth of the representation or warranty; PROVIDED, that the other party shall be deemed to have waived such right if it does not exercise such right within 15 days after receiving the correcting supplement or amendment.

                   5.13 TRANSACTION EXPENSES OF MSB AND HUBCO.

                           (a) For  planning purposes, MSB shall, within 15 days
from the date hereof, provide HUBCO with its estimated budget of transaction-related expenses reasonably anticipated to be payable by MSB in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. MSB shall promptly notify HUBCO if or when it determines that it will expect to exceed its budget.

                           (b) Promptly after the execution of this Agreement,
MSB shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. MSB shall accrue and/or pay all of such amounts as soon as possible.

                           (c) MSB shall advise HUBCO monthly of all
out-of-pocket expenses which MSB has incurred in connection with this transaction.

                           (d) HUBCO, in reasonable consultation with MSB, shall
make all arrangements with respect to the printing and mailing of the Proxy Statement-Prospectus.

                   5.14  INDEMNIFICATION

                           (a) For a period of six years after the Effective
Time, HUBCO shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of MSB or Bank or serves or has served at the request of MSB or Bank in any capacity with any other person (collectively, the "INDEMNITEES") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director, officer, employee or agent of MSB or Bank or serves or has served at the request of MSB or Bank in any capacity with any other person, in connection with, arising out of or relating to (i) any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against MSB or Bank or any of their respective affiliates, or by any shareholder of MSB (collectively, "CLAIMS"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors of MSB or Bank or of any committee of MSB's or Bank's Board of Directors, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, or (ii) the enforcement of the obligations of HUBCO set forth in this Section 5.14, in each case to the fullest extent permitted under any of
(x) applicable law, (y) the Certificate of Incorporation of MSB or Bank, as applicable, or (z) the By-Laws of MSB or Bank, as applicable (and HUBCO shall also advance expenses as incurred to the fullest extent permitted under any thereof).

                           (b) From and after the Effective Time, HUBCO shall
assume and honor any obligation of MSB or Bank immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of the Certificate of Incorporation or By-Laws of MSB or Bank as if such obligations were pursuant to a contract or arrangement between HUBCO and such Indemnitees.

                           (c) In the event HUBCO or any of its successors or
assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of HUBCO assume the obligations set forth in this Section 5.14.

                           (d)  HUBCO shall cause MSB's and Bank's officers and
directors to be covered under HUBCO's then current officers' and directors' liability insurance policy for a period of six years after the Effective Time, or, in the alternative, to be covered under an extension of MSB's and Bank's existing officers' and directors' liability insurance policy. However, HUBCO shall only be required to insure such persons upon terms and for coverages substantially similar to MSB's and Bank's existing officers' and directors' liability insurance.

                           (e) Any Indemnitee wishing to claim indemnification
under this Section 5.14 shall promptly notify HUBCO upon learning of any Claim, but the failure to so notify shall not relieve HUBCO of any liability it may have to such Indemnitee if such failure does not materially prejudice HUBCO. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.14 is applicable, (x) HUBCO shall have the right to assume the defense thereof and HUBCO shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if HUBCO elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between HUBCO and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and HUBCO shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; PROVIDED, HOWEVER, that HUBCO shall be obligated pursuant to this Section 5.14(e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waived, and (y) the Indemnitees will cooperate in the defense of any such matter. HUBCO shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 5.14, HUBCO shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

                  5.15  BANK POLICIES AND BANK MERGER

                             (a)  Notwithstanding  that MSB believes that it has
established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, MSB recognizes that HUBCO may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time and in order to formulate the plan of integration for the Bank Merger, MSB and HUBCO shall consult and cooperate with each other with respect to (i) conforming to the extent appropriate, based upon such consultation, MSB's loan, accrual and reserve policies and MSB's other policies and procedures regarding applicable regulatory matters, including without limitation Federal Reserve, Bank Secrecy Act and FDIC matters, to those policies of HUBCO as HUBCO may reasonably identify to MSB from time to time, (ii) new extensions of credit or material revisions to existing terms of credits by Bank, in each case where the aggregate exposure exceeds $500,000, and (iii) conforming, based upon such consultation, the composition of the investment portfolio and overall asset/liability management position of MSB and Bank to the extent appropriate; PROVIDED that any required change in MSB's practices in connection with the matters described in clause (i) or (iii) above need not be effected until the parties receive all necessary governmental approvals and consents to consummate the transactions contemplated hereby,

                             (b) If the Bank Merger is consummated, HUBCO shall
cause the New York Bank to hold its meetings alternatively in Goshen and Poughkeepsie.

                  5.16 COMPLIANCE WITH ANTITRUST LAWS. Each of HUBCO and MSB shall use its reasonable best efforts to resolve such objections, if any, which may be asserted with respect to the Merger under antitrust laws, including, without limitation, the Hart-Scott-Rodino Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of HUBCO and MSB shall use its reasonable best efforts to avoid the filing of, resist or resolve such suit. HUBCO and MSB shall use their reasonable best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts shall include, but not be limited to, the proffer by HUBCO of its willingness to accept an order agreeing to the divestiture, or the holding separate, of any assets of HUBCO or MSB, except to the extent that any such divestitures or holding separate arrangement would have a Material Adverse Effect on HUBCO. The entry by a court, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, of an order or decree permitting the Merger, but requiring that any of the businesses, product lines or assets of HUBCO or MSB be divested or held separate thereafter shall not be deemed a failure to satisfy the conditions specified in Section 6.1 hereof except to the extent that any divestitures or holding separate arrangement would have a Material Adverse Effect on HUBCO and HUBCO shall not have voluntarily consented to such divestitures or holding separate arrangements. For the purposes of this Section 5.16, the divestiture or the holding separate of a branch or branches of Hudson United, the New York Bank or Bank with, in the aggregate, less than $20 million in assets shall not be considered to have a Material Adverse Effect on HUBCO.

                  5.17 POOLING AND TAX-FREE REORGANIZATION TREATMENT. Prior to the date hereof, neither HUBCO or MSB has taken any action or failed to take any action which would disqualify the Merger for pooling of interests accounting treatment. Before the Effective Time, neither HUBCO nor MSB shall intentionally take, fail to take, or cause to be taken or not taken any action within its control, which would disqualify the Merger as a "pooling-of-interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. Subsequent to the Effective Time, HUBCO shall not take and shall cause the Surviving Corporation not to take any action within their control that would disqualify the Merger as such a "reorganization" under the Code.

                  5.18 COMFORT LETTERS. HUBCO shall cause Arthur Andersen, its independent public accountants, to deliver to MSB, and MSB shall cause Peat Marwick, its independent public accountants, to deliver to HUBCO and to its officers and directors who sign the Registration Statement for this transaction, a short-form "comfort letter" or "agreed upon procedures" letter, dated the date of the mailing of the Proxy Statement-Prospectus for the Stockholders Meeting of MSB, in the form customarily issued by such accountants at such time in transactions of this type.

                   5.19 AFFILIATES Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, MSB shall deliver to HUBCO (a) a letter identifying all persons who, to the knowledge of MSB, may be deemed to be affiliates of MSB under Rule 145 of the 1933 Act and the pooling-of-interests accounting rules, including, without limitation, all directors and executive officers of MSB and (b) copies of letter agreements, each substantially in the form of EXHIBIT 5.19-1, executed by each such person so identified as an affiliate of MSB agreeing to comply with Rule 145 and to refrain from transferring shares as required by the pooling-of-interests accounting rules. Within two weeks after the date hereof, HUBCO shall cause its directors and executive officers to enter into letter agreements in the form of
EXHIBIT 5.19-2 with HUBCO concerning the pooling-of-interests accounting rules. HUBCO hereby agrees to publish, or file a Form 8-K, Form 10-K or Form 10-Q containing financial results covering at least 30 days of post-Merger combined operations of HUBCO and MSB as soon as practicable (but in no event later than 30 days) following the close of the first calendar month ending 30 days after the Effective Time, in form and substance sufficient to remove the restrictions set forth in paragraph "B" of Exhibit 5.19-1.

                  5.20 APPOINTMENTS. HUBCO agrees to cause William Myers to be appointed at the Effective Time as Vice Chairman of the Board of the New York Bank and President of the Southern Region of the New York Bank and immediately after the Effective Time to enter into an employment agreement with William Myers on terms and conditions to be mutually agreed upon by HUBCO and William Myers (but containing the specific terms set forth in Section 5.20 of the HUBCO Disclosure Schedule). William Myers and MSB shall amend Myers' current employment agreement effective at the Closing to reduce any payout under his current employment contract so it would not constitute an "excess parachute payment" as defined in Section 280G of the Code. Such amendment shall be acceptable to HUBCO. HUBCO agrees to cause one director of MSB selected by MSB (who may be William Myers) and acceptable to HUBCO to be appointed at the Effective Time to the HUBCO Board of Directors. HUBCO shall ask each of the current directors of Bank to serve as directors of the Surviving Bank (if the Bank Merger is consummated) or to continue to serve as directors of Bank (if the Bank Merger is not consummated) and directors of such Board shall receive Board fees and be subject to Board duties substantially consistent with the fees and duties of the directors of other bank subsidiaries of HUBCO. HUBCO shall modify or waive the provisions of its mandatory retirement policy to the extent necessary so that such directors who would otherwise be required to retire in the six year period following the Closing because they will have reached HUBCO's mandatory retirement age of 72 shall be permitted to continue to serve until age 75.

                  5.21 DIRECTOR RETIREMENT PROGRAM. The MSB Director Retirement Program shall have been terminated on or before December 31, 1997 and the present value of all benefits (including any accelerated benefits) shall have been paid to directors covered thereby prior to the Closing and all obligations of MSB, Bank, HUBCO and all HUBCO Subsidiaries thereby released, to the satisfaction of HUBCO.

                         ARTICLE VI - CLOSING CONDITIONS

                  6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                           (a) APPROVAL OF STOCKHOLDERS;  SEC REGISTRATION. This
Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of MSB and, if necessary under NASDAQ rules or applicable laws, the stockholders of HUBCO. The HUBCO Registration Statement and Proxy Statement-Prospectus shall have been declared effective by the SEC and shall not be subject to a stop order, and the issuance of the HUBCO Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws.

                           (b) REGULATORY  FILINGS.  All necessary  regulatory
or governmental approvals and consents (including without limitation any required approval of the FDIC, the FRB, the OTS, the OCC and the New York Superintendent) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would have a Material Adverse Effect on HUBCO. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Hart-Scott-Rodino waiting period if applicable) shall have expired.

                           (c) SUITS AND PROCEEDINGS.  There shall not be in
effect any order, judgment, injunction or decree of a court of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

                           (d) TAX OPINION.   HUBCO shall have received an
opinion, dated as of the Effective Time, of Pitney, Hardin, Kipp & Szuch, reasonably satisfactory in form and substance to HUBCO, and MSB shall have received an opinion, dated as of the Effective Time, of Thacher Proffitt & Wood, reasonably satisfactory in form and substance to MSB, in each case based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts and representations as such counsel may reasonably deem relevant, to the effect that

                  (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Code; (ii) no gain or loss will be recognized by MSB; (iii) no gain or loss will be recognized upon the exchange of MSB Stock solely for HUBCO Stock; (iv) the basis of any HUBCO Stock received in exchange for MSB Stock shall equal the basis of the recipient's MSB Stock surrendered on the exchange, reduced by the amount of cash received, if any, on the exchange, and increased by the amount of the gain recognized, if any, on the exchange

                  (whether characterized as dividend or capital gain income); and (v) the holding period for any HUBCO Stock received in exchange for MSB Stock will include the period during which MSB Stock surrendered on the exchange was held, provided such stock was held as a capital asset on the date of the exchange.

                           (e) POOLING OF INTERESTS. HUBCO shall have received a
letter, dated the Closing Date, from its accountants, Arthur Andersen, reasonably satisfactory to HUBCO and MSB, to the effect that the Merger shall be qualified to be treated by HUBCO as a pooling-of-interests for accounting purposes.

                  6.2 CONDITIONS TO THE OBLIGATIONS OF HUBCO UNDER THIS AGREEMENT. The obligations of HUBCO under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                           (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF
OBLIGATIONS OF MSB AND BANK. Except for those representations which are made as of a particular date, the representations and warranties of MSB contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. MSB shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the MSB Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the MSB Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the MSB Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

                           (b) OPINION OF COUNSEL. HUBCO shall have received an
opinion of counsel to MSB, dated the Closing Date, in form and substance reasonably satisfactory to HUBCO, covering the matters customarily covered in opinions of counsel in transactions of this type.

                           (c) CERTIFICATES. MSB shall have furnished HUBCO with
such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as HUBCO may reasonably request.

                           (d) DIRECTOR RETIREMENT PROGRAM. The MSB Director
Retirement Program shall have been terminated on or before the Closing and the present value of all benefits (including any accelerated benefits) shall have been paid to directors covered thereby and all obligations of MSB, Bank, HUBCO and all HUBCO Subsidiaries thereby released, to the satisfaction of HUBCO.

                           (e) MYERS CONTRACT. The current Myers employment
agreement shall have been amended to limit payments thereunder to those that do not constitute an "excess parachute payment" under the Code.

                           (f) LEGAL FEES. MSB shall have furnished HUBCO with
letters from all attorneys representing MSB and Bank in any matters confirming that all legal fees have been paid in full for services rendered as of the Effective Time.

                           (g) MERGER-RELATED EXPENSES. MSB shall have provided
HUBCO with an accounting of all merger-related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date.

                           (h) MSB PREFERRED SHARE PURCHASE RIGHTS. At or before
the Effective Time, MSB shall cause the Preferred Share Purchase Rights to be redeemed for $.01 per Right or otherwise to become inoperable.

                  6.3 CONDITIONS TO THE OBLIGATIONS OF MSB UNDER THIS AGREEMENT. The obligations of MSB under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                           (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF
OBLIGATIONS OF HUBCO. Except for those representations which are made as of a particular date, the representations and warranties of HUBCO contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. HUBCO shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the HUBCO Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the HUBCO Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the HUBCO Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

                           (b) OPINION OF COUNSEL TO HUBCO. MSB shall have
received an opinion of counsel to HUBCO, dated the Closing Date, in form and substance reasonably satisfactory to MSB, covering the matters customarily covered in opinions of counsel in transactions of this type.

                           (c) FAIRNESS OPINION. MSB shall have received an
opinion from Keefe, dated no more than three days prior to the date the Proxy Statement-Prospectus is mailed to MSB's stockholders (and, if it shall become necessary to resolicit proxies thereafter, dated no more than three days prior to the date of any substantive amendment to the Proxy Statement-Prospectus) to the effect that, in its opinion, the consideration to be paid to stockholders of MSB hereunder is fair to such stockholders from a financial point of view ("FAIRNESS OPINION"), and HUBCO shall not have taken any action (including the announcement of any other proposed acquisition) which causes Keefe to withdraw its Fairness Opinion prior to the Closing.

                           (d) CERTIFICATES. HUBCO shall have furnished MSB with
such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as MSB may reasonably request.

                           (e) CERTAIN CONTRACTS. HUBCO shall have specifically
acknowledged, accepted and assumed (in a document in form and substance reasonably satisfactory to MSB) any written employment, severance and other compensation contracts between MSB and its officers and directors (including former officers and directors) contained in the MSB Disclosure Schedules in a writing delivered to the officers and directors covered thereby, unless the employment contract is terminated or, if applicable, the employment of the officer by MSB is terminated for any reason prior to the Closing, or if the employment, severance and other contracts have been amended as provided hereunder HUBCO shall assume the amended written contracts.

                           (f) DIRECTORS. One nominee, designated by MSB (which
may be William Myers) and acceptable to HUBCO, shall be duly appointed by the Board of Directors of HUBCO to HUBCO's Board of Directors, effective at the Effective Time. Provision shall have been made such that all directors of MSB shall have been appointed as directors of the Surviving Bank (or shall continue as directors of Bank if the Bank Merger is not consummated at the Effective
Time). HUBCO shall have caused William Myers to be elected Vice Chairman of the Board of the New York Bank and President of the Southern Region of the New York Bank. HUBCO shall have presented to William Myers, for his acceptance by countersignature, an employment agreement executed by HUBCO which contains (i) the specific terms set forth in Section 5.20 of the HUBCO Disclosure Schedule and (ii) terms which are otherwise reasonable and which are not inconsistent with the terms set forth in Section 5.20 of the HUBCO Disclosure Schedule.

                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

                  7.1 TERMINATION. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of MSB:

                           (a) by mutual written consent of the parties hereto;

                           (b) by HUBCO or MSB (i) if the Effective Time shall
not have occurred on or prior to June 30, 1998 unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, or (ii) if a vote of the stockholders of MSB is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment or postponement thereof) held for such purpose, or (iii) if a vote of the stockholders of HUBCO is required by applicable NASDAQ rules, such vote is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment or postponement thereof) held for such purpose;

                           (c) by HUBCO or MSB upon written notice to the other
if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or Governmental Entity or by HUBCO upon written notice to MSB if any such application is approved with conditions (other than conditions which are customary in such regulatory approvals) which would have a Material Adverse Effect on HUBCO;

                           (d) by HUBCO if (i) there shall have occurred a
change in the business, operations, assets, or financial condition of MSB and Bank, taken as a whole, from that disclosed by MSB in MSB's Quarterly Report on Form 10-Q for the three months ended September 30, 1997 which change shall have resulted in a Material Adverse Effect on MSB (it being understood that those matters disclosed in the MSB Disclosure Schedule shall not be deemed to have caused such a Material Adverse Effect) or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of MSB hereunder and such breach shall not have been remedied within 30 days after receipt by MSB of notice in writing from HUBCO to MSB specifying the nature of such breach and requesting that it be remedied;

                           (e) by MSB, if (i) there shall have occurred a change
in the business, operations, assets or financial condition of HUBCO and its Subsidiaries taken as a whole from that disclosed by HUBCO in HUBCO's Quarterly Report on Form 10-Q for the three months ended September 30, 1997 except for the Effects of Announced Acquisitions, which change shall have resulted in a Material Adverse Effect on HUBCO (it being understood that those matters disclosed in the HUBCO Disclosure Schedule shall not be deemed to have caused such a Material Adverse Effect); or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of HUBCO hereunder and such breach shall not have been remedied within 30 days after receipt by HUBCO of notice in writing from MSB specifying the nature of such breach and requesting that it be remedied;

                           (f) by MSB, if MSB's Board of Directors shall have
approved an Acquisition Transaction after determining, upon advice of counsel, that such approval was necessary in the exercise of its fiduciary obligations under applicable laws;

                           (g) by HUBCO if the conditions set forth in Section
6.2 are not satisfied and are not capable of being satisfied by June 30, 1998;

                           (h) by MSB if the conditions set forth in Section 6.3
are not satisfied and are not capable of being satisfied by June 30, 1998; or

                           (i) by MSB, in accordance with Section 2.1(a)(iii).

                  7.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement by either HUBCO or MSB pursuant to Section 7.1, this Agreement (other than Section 5.5(b), the penultimate sentence of Section 5.6(h), this Section 7.2 and Section 8.1) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

                  7.3. AMENDMENT. This Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of MSB but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the shareholders of MSB without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

                  7.4. EXTENSION; WAIVER. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                          ARTICLE VIII - MISCELLANEOUS

                  8.1. EXPENSES.. Except as otherwise expressly stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses. Notwithstanding the foregoing, MSB may bear the expenses of Bank.

                  8.2 SURVIVAL. The respective representations, warranties, covenants and agreements of the parties to this Agreement shall not survive the Effective Time, but shall terminate as of the Effective Time, except for Article II, this Section 8.2 and Sections 5.5(b), 5.8(a), 5.11 and 5.14.

                  8.3 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight courier or sent by registered or certified mail, postage prepaid, as follows:

                           (a) If to HUBCO, to:

                               HUBCO, Inc.

                               1000 MacArthur Blvd.
                               Mahwah, New Jersey  07430
                               Attn.:  Kenneth T. Neilson, Chairman,
                                 President and Chief Executive Officer

                               Copy to: 1000 MacArthur Blvd.
                               Mahwah, New Jersey 07430
                               Attn.:  D. Lynn Van Borkulo-Nuzzo, Esq.

                               And copy to:  Pitney, Hardin, Kipp & Szuch
                               (Delivery) 200 Campus Drive
                               Florham Park, New Jersey
                               (Mail) P.O. Box 1945
                               Morristown, New Jersey 07962-1945
                               Attn.:     Ronald H. Janis, Esq.
                                          Michael W. Zelenty, Esq.

                           (b) If to MSB or Bank, to:

                               MSB Bancorp, Inc.
                               35 Matthews Street
                               Goshen, New York  10924
                               Attn.:  William C. Myers,
                                       Chairman of the Board, President
                                       and Chief Executive Officer

                               Copy to: Thacher Proffitt & Wood
                               Two World Trade Center
                               New York, NY  10048
                               Attn.:  Omer S.J. Williams, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date actually received.

                  8.4 PARTIES IN INTEREST; ASSIGNABILITY. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement except the Indemnitees described in Section 5.14. This Agreement and the rights and obligations of the parties hereunder may not be assigned.

                  8.5 ENTIRE AGREEMENT. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto, other than any confidentiality agreements entered into by the parties hereto.

                  8.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  8.7 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

                  8.8 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  8.9 KNOWLEDGE. Representations made herein which are qualified by the phrase to the best of MSB's knowledge or similar phrases refer as of the date hereof to the best knowledge of the Chief Executive Officer, the Chief Financial Officer and the Executive Vice President and Chief Operating Officer of MSB and thereafter refer to the best knowledge of any senior officer of MSB or any MSB Subsidiary. Representations made herein which are qualified by the phrase to the best of HUBCO's knowledge or similar phrases refer as of the date hereof to the best of the knowledge of the Chairman, President and Chief Executive Officer, the Executive Vice President/Legal and the Chief Financial Officer of HUBCO and thereafter refer to the best knowledge of any senior officer of HUBCO or any HUBCO Subsidiary. Any reference to a person's knowledge or best knowledge shall mean, as of the date of the statement in question, such person's actual knowledge or what such person should have known in the ordinary exercise of that person's duties in the capacity referred to herein.

                  IN WITNESS WHEREOF, HUBCO, MSB and Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                             HUBCO, INC.


By: /s/ D. Lynn Van Borkulo-Nuzzo   By: /s/ Kenneth T. Neilson
    -----------------------------       --------------------------------
        D. Lynn Van Borkulo-Nuzzo,          Kenneth T. Neilson, Chairman,
        Secretary                           President and Chief Executive
                                            Officer

ATTEST:                             MSB BANCORP, INC.


By: /s/ Karen DeLuca                By: /s/ William C. Myers
    -----------------------------       --------------------------------
        Karen DeLuca,                       William C. Myers, Chairman of the

        Secretary                           Board, President and Chief Executive
                                            Officer

ATTEST:                             MSB BANK

By: /s/ Karen DeLuca                By: /s/ William C. Myers
    -----------------------------       --------------------------------
        Karen DeLuca,                       William C. Myers, Chairman of the
        Secretary                           Board, President and Chief Executive
                                            Officer

                                 EXHIBIT 2.1(a)

                        TERMS OF SERIES C PREFERRED STOCK

         Section 1. GENERAL.

         The Series C Preferred Stock, shall have a stated value of $.01 per share, and the shares therefore, when issued for such amount, shall be fully paid and non-assessable. The Series C Preferred Stock shall consist of _______ shares, which number may be increased (but only in connection with a stock split or stock dividend) or decreased from time to time (but not below the number thereof then outstanding) by the Board of Directors. Upon the reacquisition of any of the Series C Preferred Stock, through conversion or otherwise, such reacquired Shares shall be canceled and shall become part of the authorized and unissued Preferred Stock, but shall not be authorized and unissued Series C Preferred Stock. The rights, preferences and limitations of the Series C Preferred Stock are as follows:

         Section 2. DIVIDENDS.

         (a) Dividends shall accrue daily on each share of this Series C for each dividend payment period at the rate of 8.75% per annum (multiplied by the liquidation preference per share) or $___ per share per annum from the date of their original issuance to and including [the first of January 15, April 15, July 15 or October 15, 1998 to follow the Effective Time of the Merger] (the "Initial Dividend Period") and for each quarterly dividend payment period thereafter, commencing on January 15, April 15, July 15 and October 15 as the case may be, of each year and ending on and including the day next preceding the first day of the next such quarterly dividend payment period (a "Quarterly Dividend Period" and, together with the Initial Dividend Period, a "Dividend Period"). Such dividends shall accrue from the date of original issuance of such shares, shall be payable in arrears, when, as and if declared by the Board of Directors and out of funds of the Corporation legally available for the payment of dividends, on the 15th day of January, April, July and October of each year, commencing [the first of January 15, April 15, July 15 or October 15, 1998 to follow the Effective Time of the Merger] and shall cumulate if not paid on such payment dates, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of dividends. Each such dividend shall be paid to the holders of record of shares of this Series C as they appear on the books of the Corporation on such record dates, not exceeding 30 days preceding the payment dates thereof ("Dividend Payment Dates"), as shall be fixed by the Board of Directors of the Corporation or by a duly authorized committee thereof (each a "Dividend Record Date").

         (b) The amount of dividends per share of this Series C payable for each Quarterly Dividend Period shall be $_____. The amount of dividends payable for the Initial Dividend Period or any period shorter than a full Quarterly Dividend Period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

         (c) No dividends shall be declared or paid or set apart for payment on any series of preferred stock or any class of capital stock of the Corporation ranking, as to dividends or upon liquidation, on a parity with or junior to this Series C for any period (other than dividends payable in Common Stock or another stock ranking junior to this Series C as to dividends and upon liquidation), nor shall the Corporation make any other distribution on the Common Stock of the Corporation or on any other stock of the Corporation ranking junior to or on a parity with this Series C as to dividends or upon liquidation, unless (i) full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment on this Series C for all past Dividend Periods for this Series C terminating on or prior to the date of payment of any such dividends on the Common Stock or such other series of preferred stock and (ii) sufficient funds have been set apart for payment of dividends on this Series C for the Dividend Period during which payment is to be made for such current Dividend Period. When full cumulative dividends for all past and current Dividend Periods are not paid or provided for, as aforesaid, upon the shares of this Series C and any other series of preferred stock and any other class of capital stock of the Corporation ranking, as to dividends, on a parity with this Series C (herein referred to as "Dividend Parity Stock"), all dividends declared upon shares of this Series C and any other Dividend Parity Stock shall be declared PRO RATA so that the amount of dividends declared per share on this Series C and all other Dividend Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series C and such other Dividend Parity Stock bear to each other. Holders of shares of this Series C shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series C. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on this Series C which may have accumulated or be in arrears. As used herein, the phrase "set apart" in respect of the payment of dividends shall require deposit of any funds in a bank or trust company that is not an Affiliate of the Corporation in a separate deposit account maintained for the benefit of the holders of this Series C.

         (d) Unless full cumulative dividends on all outstanding shares of this Series C shall have been paid for all past dividend payment periods or declared and set apart for payment, so long as any shares of this Series C are outstanding, no Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series C as to dividends or upon liquidation and no warrants, calls, options or other rights to acquire Common Stock, any equity security of the Corporation or other security exercisable or exchangeable into Common Stock or any such other stock of the Corporation shall be redeemed, purchased or otherwise acquired or retired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation or any entity directly or indirectly controlled by the Corporation (except by conversion into or exchange for stock of the Corporation or such entity ranking junior to this Series C as to dividends and upon liquidation).

         (e) If the percentage of dividends payable on the shares of this Series C that is deductible under Section 243(a)(i) of the Internal Revenue Code of 1986, as amended, is reduced below 70%, the dividend rate of this Series C shall be increased, during any period any such deduction is in effect, by an amount equal to 5.829 basis points for each percentage point the 70% rate is reduced. Thus, for example, if the dividend rate on this Series C is then 8.75% and if such percentage changes from 70% to 65%, the dividend rate on this Series C shall be increased to 9.04145%.

         Section 3. REDEMPTION.

         (a) After January 10, 1999, the shares of this Series C shall be redeemable by the Corporation in whole or, from time to time, in part. The shares of this Series C shall be redeemable by the Corporation at the redemption prices (expressed as a percentage of the liquidation preference per share of Series C) as follows, plus in each case an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption.

         If redeemed during the twelve-month period beginning January 10 of the year indicated:

                    YEAR               REDEMPTION PRICE PER SHARE
                    ----               --------------------------
                    1999                        106.125%
                    2000                        105.250
                    2001                        104.375
                    2002                        103.500
                    2003                        102.625
                    2004                        101.750
                    2005                        100.875

         and at 100% per share thereafter.

         (b) In the event that fewer than all the outstanding shares of this Series C are to be redeemed as permitted by this Section 3, the number of shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined by lot or PRO RATA as may be determined by the Board of Directors or by such other method as may be approved by the Board of Directors that is required to conform to any rule or regulation of any stock exchange upon which the shares of this Series C may at the time be listed.

                  (c) Notice of any redemption of shares of this Series C, specifying the date fixed for redemption (herein referred to as the "Redemption Date") and place of redemption, shall be given by first class mail to each holder of record of the shares to be redeemed, at his address of record, not more than 60 nor less than 30 days prior to the Redemption Date. Each such notice shall also specify the redemption price applicable to the shares to be redeemed and that dividends on shares to be redeemed shall cease to accrue and accumulate on the Redemption Date. If less than all the shares owned by such stockholder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder.

         (d) Notice of redemption of shares of this Series C having been given as provided in paragraph (c) of this Section 3, then, unless the Corporation shall have defaulted in providing for the payment of the redemption price and an amount equal to all accrued and unpaid dividends to the Redemption Date, dividends shall cease to accrue on the shares of this Series C called for redemption at the Redemption Date, all rights of the holders thereof (except the right to receive the redemption price and all accrued and unpaid dividends to the Redemption Date) shall cease with respect to such shares and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of preferred stock. In case fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         (e) Any shares of this Series C which shall at any time have been redeemed or converted shall, after such redemption or conversion, have the status of authorized but unissued shares of preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

         (f) In the event that full cumulative dividends on this Series C have not been paid or declared and set apart for payment for all past Dividend Periods, no shares of this Series C shall be redeemed unless all outstanding shares of this Series C are simultaneously redeemed, and neither the Corporation nor any entity directly or indirectly controlled by the Corporation shall purchase or otherwise acquire any shares of this Series C; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series C pursuant to a purchase or exchange offer made on the same terms to all holders of all outstanding shares of this Series C or pursuant to the exercise of the conversion right provided in Section 4.

         (g) Shares of this Series C are not subject or entitled to the benefit of a sinking fund.

         (h) In addition to the Corporation's right to redeem any or all of the Series C as provided in this Section 3, upon the exercise by a holder of Series C of the conversion privilege pursuant to Section 4 below, the Corporation may, by notice of redemption given pursuant to this Section 3 prior to the close of business on the 10th business day after the date on which all of the conditions specified in paragraph (b)(1) of Section 4 hereof are satisfied redeem all or a part of the shares of Series C so surrendered for conversion at a per share redemption price equal to (i) the Current Market Price (as defined in Section 4(d)(4) hereof) of the Corporation's Common Stock on the date the shares of this Series C are surrendered for conversion multiplied by the number of shares of Common Stock into which the Series C shares then subject to the Corporation's notice of redemption would have been convertible, or (ii) the redemption price specified in Section 3(a), whichever of (i) or (ii) is higher. This redemption must be funded and completed within three business days of the Corporation's notice, or the Corporation's right to redeem the shares of this Series C subject to the Corporation's notice pursuant to this paragraph (h) shall be extinguished.

         Section 4. CONVERSION.

         (a) Subject to and upon compliance with the provisions of this Section 4, and subject to the Corporation's right to redeem shares of Series C surrendered for conversion pursuant to Section 3(h) hereof, on or after January 10, 1999, the holder of any shares of this Series C shall have the right, at its option, to convert the shares into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) equal to $_____ for each share surrendered for conversion divided by the Conversion Price (as defined in paragraph (d) of this Section 4 below) by surrendering the shares to be converted, in the manner provided in paragraph (b) of this Section 4 below; PROVIDED HOWEVER, that if the Corporation shall have called some or all of the shares of this Series C for redemption, such right shall terminate on the close of business on the third business day next preceding the date fixed for redemption unless the Corporation has defaulted in making or providing for the payment due on the date fixed for redemption. Anything herein to the contrary notwithstanding, the shares of this Series C shall become immediately convertible under the circumstances, and subject to the terms and conditions, set forth in paragraph (i) of this Section 4.

         (b) (1) In order to exercise the conversion privilege, the holder of each share of this Series C to be converted shall surrender the certificate representing such share to the Conversion Agent for this Series C appointed for such purpose by the Corporation (the "Conversion Agent"), or, if no Conversion Agent has been appointed or if the holder has not received notice of such appointment, then to the Corporation, with the Notice of Election to Convert on the back of said certificate duly completed and signed, together with funds equal to the Dividend Amount, if any, required to be paid under paragraph (b)(2) of this
         Section 4 below, at the principal office of the Conversion Agent or the Corporation, as the case may be. Unless the shares issuable on conversion are to be issued in the same name as the name in which the shares of this Series C are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or its duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax.

                  (2) The holders of shares of this Series C at the close of business on a Dividend Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date notwithstanding the conversion of the shares after the Dividend Record Date or the Corporation's default in payment of the dividend due on the Dividend Payment Date. However, shares of this Series C surrendered for conversion during the period between the close of business on any Dividend Record Date and the opening of business on the corresponding Dividend Payment Date (except shares called for redemption on a date fixed for redemption during that period) must be accompanied by payment of an amount equal to the dividend payable on the shares on the Dividend Payment Date (the "Dividend Amount"). The dividend with respect to a share of this Series C called for redemption during the period from the close of business on the Record Date to the opening of business on the corresponding Dividend Payment Date will be payable upon such Dividend Payment Date, and the holder converting such share of this Series C need not include a payment of such dividend amount upon surrender of such share of this Series C. The holders of shares of this Series C on a Dividend Record Date who (or whose transferees) convert any of those shares on or after the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on those shares of this Series C on the Dividend Payment Date, and need not include payment of the Dividend Amount upon surrender of those shares for conversion. Except as provided above, the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of this Series C, whether or not in arrears, on conversion of those shares, or for dividends on the shares of Common Stock issued upon the conversion.

                  (3) As promptly as practicable after the surrender by a holder of the certificates for shares of this Series C in accordance with this paragraph (b), and subject to the Corporation's right to redeem all or a part of such Series C shares as provided in Section 3(h) hereof, the Corporation shall issue and shall deliver at the office of the Conversion Agent to the holder, or on its written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of those shares in accordance with the provisions of this paragraph (b)(3), and any fractional interest in respect of a share of Common Stock arising upon the conversion shall be settled as provided in paragraph (c) of this Section 4 below.

                  (4) Unless the Corporation shall have exercised its right to redeem the shares of Series C surrendered for conversion pursuant to this Section 4, each conversion shall be deemed to have been effected as of the close of business on the 10th business day after the date on which all of the conditions specified in paragraph (b)(1) of this
         Section 4 above shall have been satisfied, and, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented by those certificates at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the 10th business day after the date upon which all of the conditions specified in paragraph (b)(1) of this Section 4 above shall have been satisfied. All shares of Common Stock delivered upon conversion of this Series C will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of this Series C to be converted and the failure of the Corporation to provide to the holder thereof a notice of redemption pursuant to paragraph (h) of Section 3 hereof prior to the 10th business day after the date on which all of the conditions specified in paragraph (b)(1) of this Section 4 shall have been satisfied, the shares shall no longer be deemed to be outstanding and all rights of a holder with respect to the shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock or other securities, cash or other assets as herein provided (including without limitation any dividend payable as specified in paragraph (b)(1) of this Section 4 above).

                  (c) No fractional shares or securities representing fractional shares of Common Stock shall be issued upon conversion of this Series
         C. Any fractional interest in a share of Common Stock resulting from conversion of a share of this Series C shall be paid in cash (computed to the nearest cent) based on the price (as defined in paragraph (d)(4) of this Section 4 below) of the Common Stock on the Trading Day (as defined in paragraph (d)(4) below) next preceding the day of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon the conversion shall be computed on the basis of the aggregate Liquidation Preference (as such term is defined in paragraph (a) of Section 7 below) of the shares of this Series C so surrendered.

                  (d) The "Conversion Price" per share of this Series C shall be $____, subject to adjustment from time to time as follows:

                           (1) In case the Corporation shall (1) pay a dividend
                  or make a distribution on its Common Stock in shares of its Common Stock, (2) subdivide its outstanding Common Stock into a greater number of shares, or (3) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such event shall be proportionally adjusted so that the holder of any share of this Series C thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Common Stock of the Corporation which such holder would have been entitled to receive had the share been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph (d)(1) shall become effective immediately after the record date in the case of a dividend or distribution except as provided in paragraph (d)(7) of this
                  Section 4 below, and shall become effective immediately after the effective date in the case of subdivision or combination. If any dividend or distribution is not paid or made, the Conversion Price then in effect shall be appropriately readjusted.

                           (2) In case the Corporation shall issue rights or
                  warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price (as defined in paragraph (d)(4) of this Section 4 below) of the Common Stock at the record date for the determination of stockholders entitled to receive the rights or warrants, the Conversion Price in effect immediately prior to the issuance of such rights or warrants shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of the rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price at that record date, and of which the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of the rights or warrants plus the number of additional shares of Common Stock for subscription or purchase. The adjustment provided for in this paragraph (d)(2) shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately, except as provided in paragraph (d)(7) of this
                  Section 4 below after such record date. In determining whether any rights or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Corporation for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board (whose determination, if made in good faith, shall be conclusive). If any or all of such rights or warrants are not so issued or expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted.

                           (3) In case the Corporation shall distribute to all
                  holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Corporation) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in paragraph (d)(2) of this Section 4 above) then, in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of the distribution by a fraction the numerator of which shall be the Current Market Price of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board, whose determination, if made in good faith, shall be conclusive) of that portion of the capital stock or assets or evidences of indebtedness so distributed, or of the rights or warrants so distributed, applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price of the Common Stock on the record date. Such adjustment shall become effective immediately, except as provided in paragraph (d)(4) of this Section 4 below, after the record date for the determination of stockholders entitled to receive such distribution. If any such distribution is not made or if any or all of such rights or warrants expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted.

                           (4) For the purpose of any computation under
                  paragraphs (d)(2) or (d)(3) of this Section 4 above, the "Current Market Price" of the Common Stock at any date shall be the average of the last reported sale prices per share for the ten consecutive Trading Days (as defined below) preceding the date of such computation. The last reported sale price for each day shall be (i) the last reported sale price of the Common Stock on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System (the "Nasdaq National Market System"), or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sale price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sale price of the Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Corporation. As used herein the term "Trading Days" means (x) if the Common Stock is quoted on the Nasdaq National Market System or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (y) if not quoted as described in clause (x), days on which quotations are reported by the National Quotation Bureau Incorporated, or (z) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

                           (5) No adjustment in the Conversion Price shall be
                  required unless such adjustment would require a change of at least one percent in the Conversion Price;

                  PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (d)(5) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and PROVIDED, further, that adjustment shall be required and made in accordance with the provisions of this
                  Section 4 (other than this paragraph (d)(5)) not later than such time as may be required in order to preserve the tax free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section 4 shall be made to the nearest cent or the nearest one hundredth of a share, as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, or distribution of evidences of indebtedness or assets (other than cash dividends or distributions paid from retained earnings) hereinafter made by the Corporation to its stockholders shall be a tax free distribution for federal income tax purposes.

                           (6) Whenever the Conversion Price is adjusted, as
                  herein provided, the Corporation shall promptly file with the Conversion Agent an officers' certificate setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring the adjustment, which certificate shall be conclusive evidence of the correctness of the adjustment. Promptly after delivery of the certificate, the Corporation shall prepare a notice of the adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which the adjustment becomes effective and shall mail the notice of such adjustment of the Conversion Price to the holder of each share of this Series C at such holder's last address as shown on the stock books of the Corporation.

                           (7) In any case in which this paragraph (d) provides
                  that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of the event (i) issuing to the holder of any share of this Series C converted after the record date and before the occurrence of the event the additional shares of Common Stock issuable upon the conversion by reason of the adjustment required by the event over and above the Common Stock issuable upon such conversion before giving effect to the adjustment and (ii) paying to the holder any amount in cash in lieu of any fractional share pursuant to paragraph (c) of this Section 4 above.

                  (e) If:

                           (1) the Corporation shall authorize the granting to
                  the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                           (2) there shall be any reclassification of the Common
                  Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Corporation is a party, or any sale or transfer of all or substantially all the assets of the Corporation; or

                           (3) there shall be a voluntary or an involuntary
                  dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the Conversion Agent, and shall cause to be mailed to the holders of shares of this Series C at their addresses as shown on the stock books of the Corporation, at least 15 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of the dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to the dividend, distribution or rights or warrants are to be determined or (ii) the date on which the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the reclassification, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect in the notice shall not affect the legality or validity of the proceedings described in this paragraph (e).

                  (f) (1) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effective conversions of this Series C the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of this Series C not theretofore converted. For purposes of this paragraph (f), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of this Series C shall be computed as if at the time of computation all the outstanding shares were held by a single holder.

                           (2) Before taking any action which would cause an
                  adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of this Series C, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the adjusted Conversion Price.

                           (3) The Corporation will endeavor to list the shares
                  of Common Stock required to be delivered upon conversion of this Series C, prior to the delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of delivery.

                           (4) Prior to the delivery of any securities which the
                  Corporation shall be obligated to deliver upon conversion of this Series C, the Corporation will endeavor, in good faith and as expeditiously as possible, to comply with all federal and state laws and regulations thereunder requiring the registration of those securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

         (g) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of this Series C pursuant hereto; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of this Series C to be converted and no such issue or delivery shall be made unless and until the person requesting the issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that the tax has been paid.

         (h) In case of any reclassification or change of outstanding shares of Common Stock (other than change in par value, or as a result of subdivision or combination), or in case of any consolidation of the Corporation with, or merger of the Corporation with or into, any other entity that requires the vote of the holders of Common Stock or that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock or any sale or transfer of all or substantially all of the assets of the Corporation, each holder of shares of this Series C then outstanding shall, in connection with such transaction, have the right to convert the shares of this Series C held by the holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Common Stock issuable upon the conversion of the shares of this Series C immediately prior to the reclassification, change, consolidation, merger, sale or transfer.

         (i) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted into stock, securities or cash or any other property, or any combination thereof, then provision shall be made so that shares of this Series C that are not immediately converted and receive the consideration provided in paragraph (h) of this Section 4, shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative rights, and the qualifications, limitations or restrictions thereon, that this Series C had immediately prior to such transaction, except that after such transaction each share of this Series C shall be immediately convertible, otherwise on the terms and conditions provided by Section 4, into the nature and kind of consideration so receivable by a holder of the number of shares of Common Stock into which such shares of this Series C could have been converted immediately prior to such transaction. The rights of this Series C as preferred stock of such successor or resulting corporation shall successively be subject to adjustments pursuant to
Section 4 and paragraph (d) of this Section 4 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such paragraph prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of this Series C (other than such shares that are converted pursuant to paragraph (h) of this Section 4) shall be assumed and authorized by the successor or resulting corporation as aforesaid.

         Section 5. PREEMPTIVE RIGHTS. Shares of this Series C are not entitled to any preemptive rights to acquire any unissued shares of any stock of the Corporation, now or hereafter authorized, or any other securities of the Corporation, whether or not convertible into shares of stock of the Corporation or carrying a right to subscribe to or acquire any such shares of stock.

         Section 6. VOTING. Except as required by law, the shares of this Series C shall not have any voting powers, either general or special, except as provided in this Section 6:

         (a) Unless the vote of the holders of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of all of the shares of this Series C at the time outstanding given in person or by proxy, at a meeting called for the purpose, on which matter the holders of shares of this Series C shall vote together as a separate class, shall be necessary to authorize, effect or validate any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation of the Corporation or of any certificate, amendatory or supplemental thereto which amendment, alteration or repeal would, if effected, adversely affect the powers, preferences, rights or privileges of this Series C other than any such amendment or alteration subject to paragraph (b) of this Section 6.

         (b) Notwithstanding anything set forth herein to the contrary, the Board of Directors of the Corporation without the vote of the holders of shares of this Series C may authorize and issue additional shares of Common Stock and preferred stock ranking on a parity as to dividends and upon liquidation with the shares of this Series C. No class or series of equity securities of the Corporation may rank senior to this Series C as to dividends or upon liquidation.

         (c) (1) So long as any shares of this Series C are outstanding, if the Corporation shall have failed to pay full cumulative dividends on all outstanding shares of this Series C for four Dividend Periods, whether or not consecutive, the number of directors of the Corporation shall automatically be increased by two, and the holders of this Series C shall have the right, voting together as a class and separately from all other classes and series, to elect such two additional directors at a special meeting of holders of the shares of this Series C to be held for the purpose of electing directors and thereafter at each successive annual meeting of stockholders. The right of the holders of this Series C to elect such members of the Board of Directors as aforesaid shall continue until full cumulative dividends for all past Dividend Periods on this Series C have been paid or declared and set apart for payment.

                           (2) Each director elected by the holders of this
                  Series C shall comply with the requirements of New Jersey law applicable to directors of a New Jersey corporation and with all federal laws applicable to directors of a savings and loan holding company. Unless otherwise required by law, directors elected by the holders of this Series C shall not become members of any of the three classes of directors otherwise required by the Certificate of Incorporation and By-laws of the Corporation with respect to the remaining directors elected by other classes or series of stock entitled to vote therefor but shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. At such time as all cumulative dividends have been paid in full, the voting right of the holders of this Series C shall, without further action, terminate, subject to revesting in the event of each and every subsequent failure of the Corporation to pay such dividends for the requisite number of periods described above.

                           (3) The term of office of all directors elected by
                  the holders of this Series C in office at any time when the aforesaid voting right is vested in such holders shall terminate upon the election of their successors at any meeting of stockholders held for the purpose of electing directors, provided, however, that, without further action, and unless otherwise required by law, any director that shall have been elected by holders of this Series C as provided herein may be removed at any time, either with or without cause, by the affirmative vote of the holders of record of a majority of outstanding shares of this Series C, voting separately as one class, at a duly held meeting of the holders of this Series C.

                           (4) Upon the later of any termination of the
                  aforesaid voting right in accordance with the foregoing provisions or the expiration of the minimum term of office required by law, the term of office of all directors elected by the holders of this Series C pursuant thereto then in office shall, without further action, thereupon terminate unless otherwise required by law. Upon such termination, the number of directors constituting the board of directors of the Corporation shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to the provisions of this paragraph (c) in the case of the future right of such holders of this Series C to elect directors as provided herein.

                           (5) Unless otherwise required by law, in case of any
                  vacancy occurring among the directors so elected by the holders of this Series C, the remaining director may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and if all directors so elected shall cease to serve as directors before their term shall expire, the holders of this Series C then outstanding may, at a meeting of such holders duly held, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

                           (6) The directors elected by the holders of this
                  Series C in accordance with the provisions of this paragraph
                  (c) shall be entitled to one vote per director on any matter and otherwise to the same rights and privileges as all other directors of the Corporation.

                           (7) So long as any shares of this Series C are
                  outstanding, the Certificate of Incorporation and By-laws of the Corporation shall contain provisions ensuring that the number of directors of the Corporation shall at all times be such that the exercise by the holder of shares of this Series C of the right to elect directors under the circumstances provided in this paragraph (c) will not contravene any provisions of the Corporation's Certificate of Incorporation or By-laws.

                           (8) On any matter on which the holders of Series C
                  shall be entitled to vote, they shall be entitled to one vote for each share held. The holders of Series C shall vote only as a separate class; their votes shall not be counted together with the holders of the Common Stock or any other class or series of Preferred Stock as a single class. At any meeting of stockholders held while holders of this Series C have the voting power set forth in this paragraph (c), the holders of a majority of the then outstanding shares of this Series C who are present in person or by proxy shall be sufficient to constitute a quorum for the election of directors as herein provided.

         (d) Notwithstanding anything to the contrary in Chapter 11 of the New Jersey Business Corporation Act, the holders of this Series C shall be entitled to dissenters' rights pursuant to, and to the fullest extent permitted by, the Chapter 11 of the New Jersey Business Corporation Act in the event of a merger or consolidation in which the Corporation is a constituent corporation or the sale of substantially all of the assets of the Corporation.

         Section 7. LIQUIDATION RIGHTS.

         (a) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of this Series C shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders under applicable law, before any payment or distribution of assets shall be made on the Common Stock or on any other class or series of stock of the Corporation ranking junior to this Series C upon liquidation, the amount of $___ per share (the "Liquidation Preference"), plus a sum equal to all dividends accrued on such shares (whether or not earned or declared ) and unpaid to the date fixed for such liquidation, dissolution or winding up. The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation shall not be deemed a dissolution, liquidation or winding up of the Corporation for the purposes of this Section 7, nor shall the merger or consolidation of the Corporation into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Corporation, be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this Section 7.

         (b) After the payment in cash (in New York Clearing House funds or its equivalent) to the holders of the shares of this Series C of the full preferential amounts for the shares of this Series C, as set forth in paragraph
(a) of this Section 7 the holders of this Series C as such shall have no further right or claim to any of the remaining assets of the Corporation.

         (c) In the event the assets of the Corporation available for distribution to the holders of shares of this Series C upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 7, no distribution shall be made on account of any shares of any other series of preferred stock or any other class of stock of the Corporation ranking on a parity with the shares of this Series C upon such liquidation, dissolution or winding up unless proportionate amounts shall be paid on account of the shares of this Series C, ratably, in proportion to the full amounts to which holders of all such shares which are on a parity with the shares of this Series C are respectively entitled upon such dissolution, liquidation or winding up.

         Section 8. RANK. The Corporation shall not issue any other series of preferred stock ranking senior to this Series C as to the payment of dividends or upon liquidation or any other series of any equity securities ranking senior to this Series C as to the payment of dividends or upon liquidation. The Corporation may issue shares of Common Stock and any other series of preferred stock ranking junior to or on a parity with this Series C as to the payment of dividends or upon liquidation. For purposes of this certificate of designations, any stock of any series or class of the Corporation shall be deemed to rank:

         (a) senior to the shares of this Series C, as to dividends or upon liquidation, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series C;

         (b) on a parity with shares of this Series C, as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series C, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series C; and

         (c) junior to shares of this Series C, as to dividends or upon liquidation, if such stock shall be Common Stock or if the holders of shares of this Series C shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such series or class.

         Section 9. REPORTS AND NOTICES. So long as any shares of this Series C shall be outstanding, the Corporation shall provide to the holder or holders of such shares copies of all annual, quarterly and other reports of the Corporation and copies of all stockholder notices of the Corporation when and as furnished to the holders of the Common Stock.

         Section 10. RESTRICTIONS ON TRANSFER. No transfer of the shares of Series C may be made to any person if, after giving effect to such transfer, such person would beneficially own more than 25% of the issued and outstanding shares of Series C then outstanding.

                                 EXHIBIT 5.19-1

                          FORM OF MSB AFFILIATE LETTER


                                                       December __, 1997


HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, New Jersey 07430

Gentlemen:

         I am delivering this letter to you in connection with the proposed acquisition (the "Merger") of MSB Bancorp, Inc. (the "Company"), by HUBCO, Inc., a New Jersey corporation and registered bank holding company ("HUBCO"), pursuant to the Agreement and Plan of Merger dated December 15, 1997 (the "Agreement") between the Company, its bank subsidiary, and HUBCO. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Agreement. I currently own shares of MSB Common Stock. I own no shares of MSB Preferred Stock. As a result of the Merger, I will receive shares of HUBCO Common Stock in exchange for my MSB Common Stock.

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "1933 Act") by the Securities and Exchange Commission ("SEC") and as the term "affiliate" is used for purposes of the SEC's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the SEC's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

         I represent to and agree with HUBCO that:

         A. TRANSFER REVIEW RESTRICTIONS. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer, reduce my risk with respect to or otherwise dispose of ("transfer") any MSB Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any MSB Stock owned by such person or entity, without notifying HUBCO in advance of the proposed transfer and giving HUBCO a reasonable opportunity to review the transfer before it is consummated. HUBCO, if advised to do so by its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

         B. TRANSFER RESTRICTIONS DURING MERGER CONSUMMATION PERIOD. I shall not transfer any MSB Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any MSB Stock owned by such person or entity during the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by HUBCO by means of the filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, as amended, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135. For purposes of this paragraph only, "MSB Stock" includes HUBCO Common Stock is converted.

         C. COMPLIANCE WITH RULE 145. I have been advised that the issuance of HUBCO Common Stock to me pursuant to the Merger will be registered with the SEC under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the Company's stockholders, any transfer by me of HUBCO Common Stock is restricted under Rule 145 promulgated by the SEC under the 1933 Act. I agree not to transfer any HUBCO Common Stock received by me or any of my affiliates unless (i) such transfer is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the 1933 Act, (ii) in the opinion of HUBCO's counsel or counsel reasonably acceptable to HUBCO, such transfer is otherwise exempt from registration under the 1933 Act or (iii) such transfer is registered under the 1933 Act.

         D. STOP TRANSFER INSTRUCTIONS; LEGEND ON CERTIFICATES. I also understand and agree that stop transfer instructions will be given to HUBCO's transfer agents with respect to the HUBCO Common Stock received by me and any of my affiliates and that there will be placed on the certificates of the HUBCO Common Stock issued to me and any of my affiliates, or any substitutions therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED DECEMBER __, 1997 BETWEEN THE REGISTERED HOLDER HEREOF AND HUBCO, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HUBCO, INC."

         E. CONSULTATION WITH COUNSEL. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer HUBCO Common Stock to the extent I felt necessary with my counsel or counsel for the Company.

         Execution of this letter is not an admission on my part that I am an "affiliate" of the Company as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                             Very truly yours,



                                             -----------------------------
                                             Name:

Accepted this _____
day of _______, 199__ by

HUBCO, INC.


By: ______________________________
    Name:
    Title:

                                 EXHIBIT 5.19-2

                  FORM OF AFFILIATE LETTER FOR HUBCO AFFILIATES



                                                       December __, 1997


HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, New Jersey 07430

Gentlemen:

         I am delivering this letter to you in connection with the proposed merger (the "Merger") of MSB Bancorp, Inc. ("MSB") with and into HUBCO, Inc., a New Jersey corporation and registered bank holding company ("HUBCO"), pursuant to the Agreement and Plan of Merger dated December 15, 1997 (the "Agreement") between MSB, its bank subsidiary, and HUBCO. I currently own shares of HUBCO's common stock, no par value ("HUBCO Common Stock").

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of HUBCO, as the term "affiliate" is used for purposes of the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the Commission's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

         I represent and covenant with HUBCO and MSB that:

         A. TRANSFER RESTRICTIONS PRIOR TO MERGER CONSUMMATION. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer, reduce my risk with respect to or otherwise dispose of ("transfer") any HUBCO Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any HUBCO Common Stock owned by such person or entity, without notifying HUBCO in advance of the proposed transfer and giving HUBCO a reasonable opportunity to object to the transfer before it is consummated. HUBCO, upon advice of its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

         B. POST-CONSUMMATION TRANSFER RESTRICTIONS. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by HUBCO by means of filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135, I shall not transfer any HUBCO Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any HUBCO Common Stock owned by such person or entity.

         C. CONSULTATION WITH COUNSEL. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer HUBCO Common Stock to the extent I felt necessary with my counsel or counsel for HUBCO.

         Execution of this letter is not an admission on my part that I am an "affiliate" of HUBCO as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                        Very truly yours,



                                        -------------------------------------
                                        Name:
                                        Title:


Accepted this ____ day of
________________, 199_ by

HUBCO, INC.



By: ________________________________
    Name:
    Title: